UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Website)

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 16, 2011

* * * *

To the Stockholders of ROYAL GOLD, INC.:

                   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. will be held at 9:30 a.m., on Wednesday, November 16, 2011, at the Four Seasons Hotel, Aspen Room, 1111 Fourteenth Street, Denver, Colorado, USA, to:

    1.
    Elect two Class III Directors to serve until the 2014 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

    2.
    Ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2012;

    3.
    Conduct an advisory vote on the compensation of the named executive officers;

    4.
    Conduct an advisory vote on the frequency of stockholders' votes on executive compensation; and

    5.
    Transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

                   All stockholders are cordially invited to attend the meeting; however, only stockholders of record as of the close of business on September 22, 2011, are entitled to vote at the meeting and any postponements or adjournments thereof. It is important that your shares are represented and voted at the Annual Meeting. For that reason, whether or not you expect to attend in person, please vote your shares by telephone or by Internet. If this proxy statement was mailed to you, you may also vote by marking, signing and returning the proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS Karen P. Gross Vice President and Corporate Secretary

October 7, 2011

ROYAL GOLD, INC.
2011 Proxy Statement

ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Website)

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Stockholders Entitled to Vote

                   This Proxy Statement is furnished to holders of:

    •
    Royal Gold, Inc. common stock ("common stock"), and;

    •
    RG Exchangeco Inc. ("RG Exchangeco") exchangeable shares ("Exchangeable Shares");

each in connection with the solicitation of proxies on behalf of the Board of Directors of Royal Gold, Inc. (the "Company" or "Royal Gold") to be voted at the 2011 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, November 16, 2011, at 9:30 a.m. Stockholders of record holding the following Royal Gold securities at the close of business on September 22, 2011 (the "Record Date") are entitled to vote at the Annual Meeting and at all postponements and adjournments thereof:

    •
    Common stock of the Company, par value $0.01 per share, of which there were 54,748,471 shares outstanding as of the Record Date and entitled to vote, and;

    •
    Exchangeable Shares, of which there were 815,264 shares outstanding as of the Record Date and entitled to vote pursuant to the terms of the Special Voting Preferred Stock of the Company described below.

Internet Availability of Proxy Materials

                   We are taking advantage of the Securities and Exchange Commission (the "SEC") rules allowing us to furnish proxy materials through a "notice and access" model via the Internet. On or about October 7, 2011, we will furnish a Notice of Internet Availability to our stockholders of record and stockholders of the Exchangeable Shares containing instructions on how to access the proxy materials and to vote. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. For more information on voting your stock, please see "Voting Your Shares" below.

 Voting Your Shares

Royal Gold Common Stock

                   Each share of Royal Gold common stock that you own entitles you to one vote. Your proxy card shows the number of shares of Royal Gold common stock that you own. You may elect to vote in one of three methods:

    •
    By Phone or Internet – You may vote your shares by following the instructions on your notice card or proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

    •
    By Mail – If this proxy statement was mailed to you, or if you requested a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form. If you vote by proxy card or voting instruction form, your "proxy" (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors: (1) "FOR" the election of directors as described herein under "Proposal 1 – Election of Directors;" (2) "FOR" ratification of the appointment of the Company's independent registered public accountants described herein under "Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants;" (3) "FOR" a non-binding advisory vote on the compensation of the named executive officers described herein under "Proposal 3 – Advisory Vote on Compensation of Named Executive Officers;" and (4) "EVERY YEAR" for a non-binding advisory vote on the frequency of stockholders votes on executive compensation described herein under "Proposal 4 – Advisory Vote on Frequency of Stockholders Votes on Executive Compensation."

    •
    In Person – You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a "Nominee"), you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

RG Exchangeco Inc. Exchangeable Shares

                   Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the voting and exchange trust agreement (the "Voting Agreement") dated February 22, 2010, among Royal Gold, RG Exchangeco Inc. and Computershare Trust Company of Canada (the "Trustee"). Each Exchangeable Share has economic rights (such as the right to receive dividends and other distributions) that are, as nearly as practicable, equivalent to the economic rights of shares applicable to Royal Gold common stock. The Exchangeable Shares are exchangeable at any time at the option of the holders into shares of Royal Gold common stock on a one-for-one basis.

                   In accordance with the Voting Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of Royal Gold common stock, and holders are entitled to instruct the Trustee as to how to vote their Exchangeable Shares. The Trustee holds one share of Special Voting Preferred Stock of the Company (the "Royal Gold Special Voting Stock") that is entitled to vote on all matters on which the shares of Royal Gold common stock vote. The Royal Gold Special Voting Stock has a number of votes in respect of the Annual Meeting equal to the number of Exchangeable Shares outstanding on the Record Date. Based upon the foregoing, the Trustee will be entitled to cast up to 815,264 votes at the Annual Meeting. However, the Trustee will exercise each vote attached to the Royal Gold Special Voting Stock only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not exercise any voting rights with respect to the Exchangeable Shares held by such holder.

                   If you are a holder of record of Exchangeable Shares, there are two ways to vote your Exchangeable Shares:

    1.
    By Mail – You may vote by signing and returning the enclosed voting instruction form to the Trustee. This form permits you to instruct the Trustee to vote at the Annual Meeting. The Trustee must receive your voting instruction by 5:00 p.m. (Calgary time) on November 10, 2011, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting. This will give the Trustee time to tabulate the voting instructions and vote on your behalf.

    2.
    In Person – Alternatively, if you wish to attend the meeting and vote in person rather than have the Trustee exercise voting rights on your behalf, you may instruct the Trustee (by following the procedures set forth in the enclosed voting instruction form) to give you or your designee a proxy to exercise the voting rights personally at the Annual Meeting. You may also instruct the Trustee to give a proxy to a designated representative of Royal Gold to exercise such voting rights.

                   Only holders of Exchangeable Shares whose names appear on the records of RG Exchangeco Inc. as the registered holders of Exchangeable Shares on the Record Date are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the Annual Meeting. If on the Record Date your Exchangeable Shares were held, not in your name, but rather in the name of a Nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials, if you have received them, are being forwarded to you by that Nominee. The Nominee holding your account is considered to be the shareholder of record for purposes of instructing the Trustee as to how to vote your Exchangeable Shares. As a beneficial owner, you have the right to direct your Nominee on how to instruct the Trustee to vote your Exchangeable Shares.

Revocation of Proxy or Voting Instruction Form

                   If you are a holder of common stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice of revocation to the Corporate Secretary of the Company with a later date or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person. Written notice revoking a proxy should be sent to the Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

                   If you are a holder of Exchangeable Shares, you have the right to revoke any instructions previously given to the Trustee by giving written notice of revocation of such instructions to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction at any time up to and including the last business day preceding the day of the Annual Meeting or any adjournment thereof.

Quorum and Votes Required to Approve Proposals

                   A majority of the outstanding shares of the Company's common stock and Exchangeable Shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders. Abstentions and "broker non-votes" will be counted as being present in person for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a Nominee holding shares for a beneficial owner does not vote on a proposal because the Nominee does not have discretionary voting authority and has not received instructions to do so from the beneficial owner with respect to that proposal.

                   With respect to Proposal 1, in an uncontested election of directors, the election of a director nominee will require an affirmative vote of the majority of the votes cast with respect to that director nominee at a meeting at which a quorum is present. This means that the number of votes cast "FOR" a director nominee must exceed the number of votes cast "AGAINST" that director nominee in order for a director to be elected at the Annual Meeting. The Election of Directors is a "non-discretionary" item. Therefore, if you hold your Royal Gold common stock through a Nominee and you do not instruct your Nominee how to vote with respect to the election of directors, your Nominee cannot vote your shares on this proposal. Abstentions and "broker non-votes" will not be counted as votes "FOR" or "AGAINST" this proposal.

                   With respect to Proposal 2, the affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders. Abstentions have the same effect as a vote "AGAINST" Proposal 2. "Broker non-votes" have no effect on the outcome of Proposal 2.

                   With respect to Proposal 3, the affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders. However, as discussed in further detail in Proposal 3, this proposal is advisory in nature. Abstentions have the same effect as a vote "AGAINST" Proposal 3. "Broker non-votes" will have no effect on the outcome of Proposal 3.

                   With respect to Proposal 4, the affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present shall be considered the act of the stockholders. However, as discussed in further detail in Proposal 4, this proposal is advisory in nature. Moreover, because stockholders are being given the opportunity to vote on a number of choices, it is possible no one choice will receive a majority vote. Abstentions and "broker non-votes" have no effect on Proposal 4.

                   Cumulative voting is not permitted for the election of directors. Under Delaware law, holders of common stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Annual Meeting.

Tabulation of Votes

                   Votes at the Annual Meeting will be tabulated and certified by Broadridge Financial Solutions, Inc.

Solicitation Costs

                   In addition to solicitation of proxies by mail or by electronic data transfers, the Company's directors, officers or employees, without additional compensation, may make solicitations by telephone, facsimile, or personal interview. All costs of the solicitation of proxies will be borne by the Company. The Company will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

                   The following table shows the beneficial ownership, as of September 22, 2011, of the Company's common stock by each director, the Company's principal executive officer, principal financial officer and the three most highly compensated executive officers in fiscal year 2011 (each a "named executive officer"), persons known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, and by all of the Company's directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

Stanley Dempsey(1) Chairman 1660 Wynkoop Street Suite 1000 Denver, CO 80202	135,381	*
Tony Jensen(2) President, Chief Executive Officer and Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	232,117	*
Gordon Bogden(3) Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	2,000	*
M. Craig Haase(4) Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	12,660	*
William Hayes(5) Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	18,000	*
S. Oden Howell, Jr.(6) Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	473,730	*
James W. Stuckert(7) Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	1,778,920	3.25%

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

Donald Worth(8) Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	36,250	*
William Heissenbuttel(9) Vice President of Corporate Development 1660 Wynkoop Street Suite 1000 Denver, CO 80202	89,154	*
Bruce C. Kirchhoff(10) Vice President and General Counsel 1660 Wynkoop Street Suite 1000 Denver, CO 80202	78,903	*
Stefan L. Wenger(11) Chief Financial Officer and Treasurer 1660 Wynkoop Street Suite 1000 Denver, CO 80202	120,639	*
William M. Zisch(12) Vice President Operations 1660 Wynkoop Street Suite 1000 Denver, CO 80202	28,887	*
All Directors and Executive Officers as a Group including those named above (13 persons)	3,169,706	5.79%

*
Less than 1% ownership of the Company's common stock.

(1)
Includes 2,000 shares of restricted stock and 6,393 shares beneficially owned by certain members of Mr. Dempsey's immediate family. Mr. Dempsey disclaims beneficial ownership of these 6,393 shares of common stock.

(2)
Includes 61,333 shares of restricted stock, 34,742 shares of stock-settled stock appreciation rights ("SARs"), and options to purchase 13,937 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

(3)
Includes 1,000 shares of restricted stock.

(4)
Includes 2,000 shares of restricted stock.

(5)
Includes 2,000 shares of restricted stock.

(6)
Includes 2,000 shares of restricted stock and options to purchase 22,500 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

(7)
Includes 2,000 shares of restricted stock and options to purchase 17,500 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

(8)
Includes 2,000 shares of restricted stock and options to purchase 12,500 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

(9)
Includes 41,833 shares of restricted stock, 11,742 SARs and options to purchase 17,425 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

(10)
Includes 48,501 shares of restricted stock, 11,742 SARs and options to purchase 16,525 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

(11)
Includes 48,501 shares of restricted stock, 11,742 SARs and options to purchase 21,375 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

(12)
Includes 18,500 shares of restricted stock, 4,742 SARs and options to purchase 1,925 shares of common stock that were exercisable as of September 22, 2011, or which become exercisable within 60 days from such date.

PROPOSAL 1.

ELECTION OF CLASS III DIRECTORS

                   The Company's Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company's current Class I Directors are Messrs. Dempsey, Bogden and Jensen; the Class II Directors are Messrs. Hayes and Stuckert; and the Class III Directors are Messrs. Haase, Howell and Worth. Donald Worth will serve as a Class III director until his retirement from the Board of Directors at the end of his current term, which expires upon the election of directors at the Annual Meeting.

                   If the proxy is properly completed and received in time for the Annual Meeting, and if the proxy does not indicate otherwise, the represented shares will be voted FOR M. Craig Haase and S. Oden Howell, Jr. as Class III Directors of the Company. Mr. Worth is retiring and will not stand for re-election, and upon his retirement the size of the Board of Directors will be reduced to seven directors. If either of the nominees for election as a Class III Director should refuse or be unable to serve (an event that is not anticipated), the proxy will be voted for a substitute nominee who is designated by the Board of Directors. Each Class III Director elected shall serve until the 2014 Annual Meeting, or until his successor is elected and qualified.

Vote Required for Approval

                   The Company's Amended and Restated Bylaws ("bylaws") require that each director be elected by the majority of votes cast at a meeting at which a quorum is present with respect to such director in uncontested elections (the number of shares voted "for" a director nominee must exceed the votes cast "against" that director nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. This year's election is expected to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the Board as a "holdover director." Under the Company's bylaws, each director nominee who is serving as a director has submitted a conditional resignation that becomes effective if such director is not elected and the Board accepts the resignation. In that situation, the Compensation, Nominating and Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action. The Board of Directors will act on the Compensation, Nominating and Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Absent a determination by the Board that it is in the best interest of the Company for a director who has failed to be elected to remain on the Board, the Board will accept the resignation. The director who tenders his resignation will not participate in the decision of the Board of Directors. If a nominee who was not already serving as a director fails to receive a majority of votes cast with respect to his election at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board as a "holdover director." All of the Class III director nominees are currently serving on the Board of Directors.

                   Information concerning the nominees for election as directors is set forth below under "Directors and Officers."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH OF THE CLASS III DIRECTOR NOMINEES.

 DIRECTORS AND OFFICERS

                   The following is information regarding the directors and executive officers of the Company related to their names, position with the Company, periods of service and experience. The persons who are nominated for election as directors at the Annual Meeting are indicated with an asterisk. Each Director brings a strong and unique background and set of skills to the Board such as board service, leadership experience, finance experience and industry experience in the areas of mining, operations, manufacturing, marketing, law and international business.

                   Stanley Dempsey, 72, Class I Director (term expires in 2012), Chairman of the Board of Directors since 1988 and a Director since 1983.

                   Chairman of the Board of Directors since August 1988. Executive Chairman of the Board of Directors from July 2006 through December 2008. Chairman and Chief Executive Officer of the Company from August 1988 until June 2006. President of the Company from May 2002 until August 2003. President and Chief Operating Officer of the Company from July 1987 to July 1988. From 1983 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter and a principal in Denver Mining Finance Company, a firm that provides financial, management, and advisory services to the mining industry. From 1964 through 1983, Mr. Dempsey was employed by AMAX, Inc., formerly a major international mining firm, serving in various managerial and executive capacities. Mr. Dempsey holds a Bachelor of Science degree in geology, a J.D. from the University of Colorado and completed the Program for Management Development at the Harvard Business School. He was awarded an Honorary Doctor of Engineering degree by the Colorado School of Mines in 2006, received the 2007 William Lawrence Saunders Gold Medal Award from the Society of Mining Engineers and the 2008 Colorado Section Lifetime Achievement Award from the Society of Metallurgy and Exploration. Mr. Dempsey served as a director of Taranis Resources, Inc., an exploration company listed on the TSX Venture Exchange, from January 2006 to August 10, 2010, when his term expired.

                   Director Qualifications:

    •
    Board Service – Current Chairman of the Board. Board member of Taranis Resources, Inc. until August 10, 2010, and involved in various mining-related associations.

    •
    Leadership Experience – Extensive experience as Executive Chairman, Chief Executive Officer and President of Royal Gold. During his tenure with AMAX, he developed a pioneering approach to management of the environmental and community acceptance issues that arose to challenge the mining industry starting in the late 1960's. He served as Chairman of the Tax Committee, is a past Chairman of the Colorado Mining Association, and a past member of the boards of the Nevada and Northwest Mining Associations. Mr. Dempsey also served on the board of the National Mining Association, and as Chair of its Public Lands Committee. Mr. Dempsey was one of the first developers of a publicly traded precious metals royalty company. He successfully converted Royal Gold from an exploration and producing company to an owner of royalties in the early 1990's.

    •
    Finance Experience – Prior service as Principal of Denver Mining Finance Company, where he had direct supervision of various mandates from several European mining firms to acquire mining assets in the United States.

    •
    Industry, Mining and International Business Experience – Mr. Dempsey was a Vice President of AMAX Inc., a major multinational mining company, and was Chairman of AMAX Australia, a position which involved all aspects of AMAX's businesses in Australia and Papua New Guinea. He was directly involved in all aspects of the business, including strategic planning, finance, relations with joint venture counterparties, and government relations.

    •
    Law – Extensive experience as a practicing attorney. Mr. Dempsey has a strong background in mining law and in creating the structures for multiparty mining ventures. He was directly involved in development of the Rocky Mountain Mineral Law Foundation's ("RMMLF") Form 5, a standard form for mining joint ventures that has gained wide acceptance in the mining industry. He has also specialized in the law related to mining royalties, and has written papers on the subject for RMMLF.

                   Tony Jensen, 49, Class I Director (term expires in 2012), President and Chief Executive Officer since 2006 and a Director since 2004.

                   President and Chief Executive Officer of the Company since July 2006. President and Chief Operating Officer of the Company from August 2003 until June 2006. Mr. Jensen has over 25 years of mining industry experience, including 18 years with Placer Dome Inc. His corporate and operations experience were developed both in the United States and Chile where he occupied several senior management positions in mine production, corporate development and finance. Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from August 1999 to June 2003. Mr. Jensen was Director, Finance and Strategic Growth and Treasurer for Placer Dome Latin America from 1998 to 1999 and SubGerente General de Operaciónes for Compania Minera Mantos de Oro, a subsidiary of Placer Dome Latin America from 1995 to 1998. Mr. Jensen holds a Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology, and a Certificate of Finance from Golden Gate University.

                   Director Qualifications:

    •
    Board Service – Current Director of Royal Gold, prior Chairman and current member of the Industrial Advisory Board of the South Dakota School of Mines and Technology, a director of the National Mining Association ("NMA") and member of the NMA Finance Committee.

    •
    Leadership Experience – Extensive operations, corporate and executive experience with Placer Dome Inc. and current President and Chief Executive Officer of Royal Gold.

    •
    Finance Experience – Actively involved in the financial review of Royal Gold's results as well as prior experience as Director, Finance and Strategic Growth, and Treasurer of Placer Dome Latin America, and current member of the NMA's Finance Committee.

    •
    Industry, Mining and International Business Experience – In addition to active board membership, prior Chairman and board member of the Nevada Mining Association and Colorado Mining Association as well as extensive industry, mining, acquisition, and international business experience through various roles with Royal Gold and Placer Dome Inc., including foreign assignments in Canada and Chile.

    •
    Operations – Prior domestic and international experience as mine engineer, operations supervisor, and mine manager while based at three mining operations for Placer Dome Inc., as well as review, development and acquisition assignments at various other operations and properties.

    •
    Marketing – Extensive experience in corporate development for Royal Gold and Placer Dome.

                   Gordon J. Bogden, 53, Class I Director (term expires 2012), Vice Chairman, Mining & Metals, Standard Chartered Bank, a Director since August 1, 2011.

                   Mr. Bogden is currently Vice Chairman, Mining & Metals, Standard Chartered Bank, which recently acquired Gryphon Partners Canada Inc., an independent investment bank that Mr. Bogden co-founded, and where he was President and Managing Partner, since 2008. From October 2003 to October 2007, he was Vice Chairman and Head of Global Metals and Mining at National Bank Financial Inc. Mr. Bogden served as Senior Investment Banker with Beacon Group Advisors Inc. from 2001 to 2003, and as Director, Investment Banking for Newcrest Capital Inc. from 1999 to 2000. Mr. Bogden holds a Bachelor of Science (Engineering) degree in geophysics from Queen's University and the Institute of Corporate Directors Designation from the Rotman School of Management, University of Toronto.

                   Director Qualifications:

    •
    Board Service – Current Director of Royal Gold. Current Chairman of Volta Resources Inc., and a Director of Camino Minerals Corp. and Aeroquest International Limited. Previous board member of International Royalty Corporation, Canplats Resources Corp., IAMGold Corporation, Defiance Mining Corporation, BacTech Enviromet Corporation, High River Gold Ltd. and Explorations Miniére du Nord Ltée.

    •
    Finance and International Business Experience – Currently provides corporate advisory services to mining companies on strategy and mergers and acquisitions. Experience in raising capital in the international debt and equity markets. Prior service as Vice Chairman and Head of Global Metals and Mining for National Bank Financial Inc.; President of Beacon Group Advisors Inc.; Managing Director of N M Rothschild & Sons Canada Limited; and Managing Director, Mining Group for CIBC Wood Gundy Securities.

    •
    Leadership Experience – Extensive experience building businesses and managing professional teams focused on advisory assignments for boards of directors and senior management for some of the largest mining companies in the world on mergers, acquisitions, and restructurings.

    •
    Industry and Mining Experience – Geophysicist and engineer designing and managing mining exploration and development programs for international mining companies.

                   *M. Craig Haase, 68, Class III Director (term expires 2011), retired mining executive, a Director since 2007.

                   Mr. Haase served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company, for more than 15 years prior to its merger with Newmont Mining Corporation in 2002. He served as a Director of Newmont from March 2002 until he retired in May 2003. He served as Director, Executive Vice President and Chief Legal Officer of Euro-Nevada Mining Corporation from 1987 to 1999 when Euro-Nevada merged with Franco-Nevada. Mr. Haase was also Chairman, Chief Executive Officer and Director of Gold Marketing Corporation of America, Inc., a physical gold export company, from 1994 to 2002. Mr. Haase served as Vice Chairman of both Franco-Nevada Mining Corporation, Inc. and Euro-Nevada Mining Corporation, Inc. from 1990 until he retired in 2002. He was engaged in private law practice from 1971 to 1990 (the last nine years as senior partner of Haase and Harris), with an emphasis in mining and commercial law and litigation. Mr. Haase holds a J.D. from the University of Illinois and a Bachelor of Arts degree in Geology from Northwestern University.

                   Director Qualifications:

    •
    Board Service – Current Compensation, Nominating and Governance Committee Chairman of Royal Gold. Previous board member of Newmont Mining, Euro-Nevada, Franco-Nevada and Gold Marketing Corporation of America.

    •
    Leadership Experience – Prior service as Chief Executive Officer, Executive Vice President and Chief Legal Officer of international mining companies.

    •
    Industry and Mining Experience – More than 20 years of executive experience in the mining industry.

    •
    Law – Extensive experience as a practicing attorney, with more than 35 years representing numerous international mining companies in property management, acquisition and merger transactions, mining finance, capital acquisition, credit transactions, and litigation.

    •
    Geology – Research geologist with U.S. Army Corps of Engineers for two years.

    •
    Industry Association Participation – Past Director of Western State College Foundation; Current Advisory Director of Professional Land and Resource Management Program at Western State College; past Vice Chairman of Hard Minerals Committee of the American Bar Association; past Trustee-at-Large of the Rocky Mountain Mineral Law Foundation and member of the Executive Committee; past Director of Nevada Mining Association; and past Director of Northwest Mining Association; member of the Nevada State, U.S. District Court, Ninth Circuit Court of Appeals, U.S. Tax Court, and U.S. Supreme Court bars.

                   William Hayes, 66, Class II Director (term expires 2013), retired mining executive, a Director since 2008.

                   Mr. Hayes served in various management positions with Placer Dome, Inc. from 1988 to 2006. He was Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006. From 2000 to 2004, he served as Executive Vice President for USA and Latin America, and from 1994 to 2000 as Executive Vice President for Latin America. From 1991 to 1994, he served as Chief Executive Officer of Mantos de Ore, Chile, at the La Coipa mine, and was Chief Financial Officer from 1988 to 1991. Mr. Hayes also served as Vice President and Treasurer of Placer Dome from 1991 to 1994. From 1972 to 1987, Mr. Hayes served in various financial positions with Exxon Corporation. Mr. Hayes holds a Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in Political Science from the University of San Francisco.

                   Director Qualifications:

    •
    Board Service – Member of the Audit Committee of Royal Gold. A Director (since 2006) of Antofogasta PLC, a FTSE 100 Company – London Stock Exchange, engaged in mining, transportation and water distribution. Senior Independent Director, Audit Committee Chairman and member of the Nomination Committee and Remuneration Committee of Antofogasta PLC since June 2011. Subsidiary Board membership of Antofogasta: Chairman and Director of Tethyan Copper Company a fifty-fifty joint venture between Antofogasta and Barrick related to the Reko Diq Project in Pakistan; Director of Twin Metals a forty-sixty joint venture between Antofogasta and Duluth Metals related to the Nokomis Project in Minnesota.

    •
    Leadership Experience, Finance Experience and International Business Experience – Prior service as Executive Vice President for U.S. and Latin America, Placer Dome Inc.; Executive Vice President, Project Development and Corporate Relations, Placer Dome Inc.; Vice President and Treasurer, Placer Dome Inc.; and Regional Treasurer and Controller, Exxon Minerals.

    •
    Industry Experience – Previously served as President of the Mining Council in Chile and President of the Gold Institute in Washington D.C.

    •
    Mining Experience – Previously responsible for six operating mines in Chile and the U.S. and five development projects in the U.S., Chile, Dominican Republic and Africa.

    •
    Marketing – Extensive experience in project development and corporate affairs.

                   *S. Oden Howell, Jr., 71, Class III Director (term expires 2011), President of Howell & Howell Contractors, Inc., a Director since 1993.

                   Mr. Howell has been President of Howell & Howell Contractors, Inc., a renovation contractor, and industrial and commercial painting contractor, since 1988. He is the Secretary/Treasurer of LCM Constructors, Inc., a general construction company and Secretary/Treasurer of SemperFi

Constructors, LLC, a service-disabled, veteran-owned small business. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc., an industrial and commercial painting contractor firm.

                   Director Qualifications:

    •
    Board Service – Current member of the Compensation, Nominating and Governance Committee of Royal Gold. Chairman of Keller Manufacturing Company and Paragon Door Designs, Inc. Trustee of Lindsey Wilson College in Columbia, Kentucky.

    •
    Leadership Experience – Extensive experience as owner and president of a private enterprise.

    •
    Finance Experience – Experience as Secretary/Treasurer of a private enterprise and trustee of a private university.

    •
    Industry and Manufacturing Experience – More than 20 years of industrial and manufacturing experience.

                   James W. Stuckert, 73, Class II Director (term expires 2013), senior executive of Hilliard Lyons, Inc., a Director since 1989.

                   Mr. Stuckert has been a Senior Executive of Hilliard, Lyons, Inc., since 2004, a full service financial asset management firm located in 13 Midwestern states. Mr. Stuckert joined Hilliard, Lyons in 1962 and served in several capacities including Chief Executive Officer prior to being named Chairman in December 1995. He served as Chairman from December 1995 to December 2003. Mr. Stuckert holds a Bachelor of Science degree in Mechanical Engineering and a Master of Arts degree in Business Administration from the University of Kentucky.

                   Director Qualifications:

    •
    Board Service – Current Chairman of the Audit Committee and member of the Compensation, Nominating and Governance Committee of Royal Gold. Previous Chairman of Hilliard, Lyons, Inc. and past Chairman of Senbanc Fund, Thomas Transportation, Inc. and United Farm Tool, Inc. Previous Board member of Securities Industry Association and Databeam, Inc.

    •
    Leadership Experience – Senior Executive and former Chief Executive Officer of Hilliard, Lyons, LLC. Past member of the Nominating Committee of the New York Stock Exchange. Chair of the Regional Firms Committee of the Securities Industry Association. Member of the Board of Trustees, Chairman of the Development Council, past Chairman of a capital campaign (the first $1 billion) and past President of the National Alumni Association for the University of Kentucky.

    •
    Finance Experience – The Board of Directors has determined that Mr. Stuckert is an Audit Committee Financial Expert. Extensive financial management experience and satisfies the NASDAQ financial literacy and sophistication requirements. Chair of the Investment Committee for a hospital group ($650 million in assets) and Chair of the Investment Committee for the University of Kentucky Endowment ($950 million in assets).

 Officers:

                   See page 10 for Mr. Jensen, President and Chief Executive Officer.

                   Karen Gross, 57, Vice President and Corporate Secretary. Ms. Gross has been Vice President of the Company since June 1994 and Corporate Secretary since 1989. From 1987 until 1989, Ms. Gross was the Assistant Secretary to the Company. Ms. Gross is in charge of investor relations, public relations and ensuring the Company's compliance with various corporate governance standards. Ms. Gross is involved with the National Investor Relations Institute, The Society of Corporate Secretaries and Governance Professionals, and is a director of the Denver Gold Group, a mining-related association. Ms. Gross holds a Bachelor of Arts degree in Business Administration from the University of Colorado-Denver.

                   William Heissenbuttel, 46, Vice President of Corporate Development. Mr. Heissenbuttel has been Vice President of Corporate Development since February 2007. He was Manager of Corporate Development from April 2006 through January 2007. Mr. Heissenbuttel brings more than 20 years of corporate finance experience with 15 of those years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel served as Senior Vice President from February 2000 to April 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

                   Bruce C. Kirchhoff, 52, Vice President and General Counsel. Mr. Kirchhoff has been Vice President and General Counsel since February 2007. He has over 25 years experience representing hardrock and industrial minerals mining companies, as well as mineral exploration and development clients. From January 2004 through January 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC. From January 2003 to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC. Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from June 1986 through March 1996. Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree in Anthropology from Colorado College.

                   Stefan Wenger, 38, Chief Financial Officer and Treasurer. Mr. Wenger has been Chief Financial Officer since July 2006 and Treasurer since August 2007. He was Chief Accounting Officer of the Company from April 2003 until June 2006. Mr. Wenger was a manager with PricewaterhouseCoopers LLP from June 2002 until March 2003. From September 2000 until June 2002, he was a manager with Arthur Andersen LLP. Mr. Wenger has over 15 years of experience in the mining and natural resources industries working in various financial roles. In March 2010, he became a director of McWatters Mining Inc., a publicly traded Canadian company, in which Royal Gold owns 100% of the common shares and a 45% voting interest. He is also a member of the Board of Trustees of the Northwest Mining Association. Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, has completed the General Management Program at the Harvard Business School, and is a certified public accountant. He is a member of Financial Executives International, the Colorado Society of Certified Public Accountants, and the American Institute of Certified Public Accountants.

                   William M. Zisch, 54, Vice President Operations. Mr. Zisch has been Vice President Operations since March 2009. Mr. Zisch has more than 30 years experience in the mining industry. Prior to joining Royal Gold, Mr. Zisch spent 12 years working for Newmont on both domestic and international assignments in technical, operating and executive positions. From 2007 to 2009, he served as Vice President of Planning for Newmont, from 2005 to 2007 as Vice President – African Operations and from 2003 to 2005 as Group Executive and Managing Director of West African Operations, from 2001 to 2003 as Operations Manager and Assistant General Manager of Minera Yanacocha in Peru and from 1997 to 2001 as Director, Business Development and Planning and as Chief Mine Engineer, International Operations. Prior to his tenure at Newmont, Mr. Zisch spent 16 years with FMC Gold and FMC Company where he held several positions in coal and gold operations and strategic sourcing roles in the company's Chemical Group. He is a member of the board of directors of the Nevada Mining Association and Chair-Elect of the Colorado Mining Association. Mr. Zisch holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Mining Engineering from the Colorado School of Mines.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                   During the fiscal year ended June 30, 2011 ("fiscal year 2011"), the Board of Directors held four regular meetings, each of which included executive sessions of the independent directors, and eleven special meetings. Each director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and of the Committee(s) of the Board of Directors on which he served. It is the Company's policy that each director attends each Annual Meeting. All of the directors attended last year's Annual Meeting.

Independence of Directors

                   The Board of Directors has determined that each director, except for Mr. Jensen, who is the President and Chief Executive Officer of the Company, and Mr. Dempsey, who is the Chairman of the Board of Directors, is "independent" under the NASDAQ listing standards. The Board of Directors has determined that the directors designated as "independent" have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Board Structure

                   The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of having a non-executive Chairman. The Chairman, Mr. Dempsey, served as the Executive Chairman of the Company from 2006 to 2008, and has served as a non-executive Chairman since his retirement as an executive officer of the Company. However, because the Board of Directors has determined that Mr. Dempsey is not "independent," the Board also elected a lead independent director. The lead director presides over executive sessions of the independent directors scheduled at each regular meeting of the Board of Directors. The lead director position is a rotating position elected on a yearly basis. The lead director also serves as liaison between the Chairman and the President and Chief Executive Officer, and the other independent directors. Mr. Donald Worth currently serves as lead director.

Board Oversight of Risk Management

                   The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board of Directors relies upon the President and Chief Executive Officer to supervise the day-to-day risk management, who reports directly to the Board and certain board committees on such matters, as appropriate.

                   The Board of Directors delegates certain oversight responsibilities to its Committees. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit Committee provides risk oversight with respect to the Company's financial statements, the Company's compliance with legal and regulatory requirements and corporate policies and controls, and the independent auditor's selection, retention, qualifications, objectivity and independence. Additionally, the Compensation, Nominating and Governance Committee provides risk oversight with respect to the Company's compensation program, governance structure and processes and succession planning. The Board has also adopted an enterprise risk management program to identify, define and manage risks confronting the Company.

Audit Committee

                   The Board of Directors has a standing Audit Committee. The Audit Committee consists of James W. Stuckert, as Chairman, William Hayes and Donald Worth. All members of the Audit Committee are independent under the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that James Stuckert is an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K. As an "audit committee financial expert," Mr. Stuckert satisfies the NASDAQ financial literacy and sophistication requirements. The Audit Committee held six meetings during fiscal year 2011. The Audit Committee Charter is available on the Company's website at www.royalgold.com.

                   The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company's financial statements and compliance with legal and regulatory requirements and corporate policies and controls. The Audit Committee has the direct responsibility to retain and terminate the Company's independent registered public accountants, review reports of the independent registered public accountants, approve all auditing services and related fees and the terms of any agreements, and to pre-approve any non-audit services to be rendered by the Company's independent registered public accountants. The Audit Committee monitors the effectiveness of the audit process and the Company's financial reporting, reviews the adequacy of financial and operating controls and evaluates the effectiveness of the Committee. The Audit Committee is responsible for confirming the independence and objectivity of the independent registered public accountants. The Audit Committee is also responsible for preparation of the Audit Committee report for inclusion in the Company's Proxy Statement.

                   The Audit Committee reviews and approves all related-party business transactions in which any of the Company's officers, directors or nominees for director have an interest and that may be required to be reported in the Company's periodic reports and reports to the full Board of Directors about whether it has approved such a transaction. The standards applied by the Audit Committee when reviewing and approving related-party transactions are found in the Audit Committee Charter, which provides, in pertinent part, that "the Audit Committee shall review and approve any related-party business transactions, preferably in advance, in which the corporation's officers or directors have an interest and that would be required to be reported by the corporation in its periodic reports pursuant to the rules and regulations of the SEC." Beyond this, when reviewing and approving transactions with related persons, the Audit Committee will use applicable standards under Delaware law to approve or reject related-party transactions, including disinterested director approval based on fairness to the Company and the best interests of the Company and its stockholders. When reviewing related-party transactions, the Audit Committee will review all facts related to the transaction it deems material and will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person's interest in the transaction, and, if applicable, the availability of other sources of comparable products or services.

Compensation, Nominating and Governance Committee

                   The Board of Directors has a standing Compensation, Nominating and Governance Committee (the "Committee"). The Committee consists of M. Craig Haase, as Chairman, S. Oden Howell, Jr. and James W. Stuckert. All members of the Committee are considered independent directors under the NASDAQ listing standards. The Committee held five meetings during the fiscal year. The Compensation, Nominating and Governance Committee Charter is available on the Company's web site at www.royalgold.com.

                   The Committee oversees the Company's compensation policies, plans and programs, and reviews and recommends the compensation to be paid to executive officers and directors.

                   The Committee also administers and implements the Company's incentive compensation and equity-based plans. The Committee is responsible for overseeing the preparation of the Compensation Discussion and Analysis and preparing the report on executive compensation for public disclosure in the Company's Proxy Statement.

                   The Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems necessary or advisable. The Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. The Committee does not delegate its responsibilities with respect to executive compensation to any executive officer of the Company.

                   In addition to compensation matters, the Committee also identifies or reviews individuals proposed to become members of the Board of Directors and recommends director nominees. In selecting director nominees, the Committee assesses the nominee's independence, as well as considers his or her experience, areas of expertise, including experience in the mining industry, diversity, perspective, broad business judgment and leadership, all in the context of an assessment of the perceived needs of the Board of Directors at that time. The Company does not have a separate policy regarding the consideration of diversity in selecting director nominees. However, the Committee considers a diverse range of criteria in nominee selection including social, technical, political, management, legal, finance and broader business experience as well as other areas of expertise. This is considered through discussions at the Committee meetings.

                   The Committee will consider director candidates recommended by stockholders using the same criteria outlined above, provided such written recommendations are submitted to the Corporate Secretary of the Company in accordance with the advance notice and other provisions of the Company's bylaws.

                   The Committee also advises the Board of Directors on various corporate governance principles and oversees the Company's enterprise risk management program. The Committee reviews the content and compliance with the Company's Board of Directors Governance Guidelines annually.

                   All recommendations from the Compensation, Nominating and Governance Committee are submitted to the Board of Directors for approval.

Compensation Committee Interlocks and Insider Participation

                   None of the members of the Compensation, Nominating and Governance Committee are or have been officers or employees of the Company. No interlocking relationship existed between our Board of Directors or our Compensation, Nominating and Governance Committee and the Board of Directors or compensation committee of any other company during fiscal year 2011.

Communication with Directors

                   Any stockholder who desires to contact the Company's Board of Directors may do so by writing to the Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward any such communication to the Chairman of the Compensation, Nominating and Governance Committee, and will forward such communication to other members of the Board of Directors, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded to the Chairman of the Audit Committee.

Code of Business Ethics and Conduct

                   The Company has adopted a Code of Business Ethics and Conduct (the "Code") applicable to all of its directors, officers and employees, including the President and Chief Executive Officer, the Chief Financial Officer and Treasurer, and other persons performing financial reporting functions. The Code is reviewed on a yearly basis. The Code is available on the Company's website at www.royalgold.com. The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. The Company will post on its website any amendments to, or waivers from, any provision of the Code.

Governance Guidelines

                   The Board of Directors, upon recommendation from the Compensation, Nominating and Governance Committee, adopted Board of Directors Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders. The Board of Directors Governance Guidelines are reviewed on a yearly basis. The Board of Directors Governance Guidelines are available on the Company's website at www.royalgold.com.

Certain Relationships and Related Transactions

                   The Audit Committee's charter requires it to approve or ratify certain related transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000 must be approved or ratified by the Audit Committee. The policies apply to all executive officers, directors and their family members and entities in which any of these individuals has a substantial ownership interest or control. The Audit Committee has determined that there are no related transactions.

DIRECTOR COMPENSATION

                   Royal Gold's compensation for non-employee directors is designed to reflect current market trends and developments with respect to compensation of board members. The Company does not have a retirement plan for non-employee directors. Executive officers who are also directors are not paid additional compensation for their services on the Board of Directors. Therefore, Mr. Jensen, as President and Chief Executive Officer, does not receive any compensation for his services as a director.

                   The Compensation, Nominating and Governance Committee is responsible for evaluating and recommending to the independent members of the Board of Directors the compensation for non-employee directors. The independent members of the Board of Directors make final compensation decisions. Director compensation was reviewed for fiscal year 2011, based on a benchmark study conducted by Frederic W. Cook & Co., Inc. (the "Cook Director Study") in May 2010. The Cook Director Study reviewed annual cash retainers, fees for attending board and committee meetings, fees for committee membership, and an annualized present value of equity compensation for a benchmark peer group. The Cook Director Study found that compensation for non-employee directors was competitive with the benchmark peer group but that some improvements should be considered.

                   Based on the Cook Director Study and the increased business demands of the Company, the Board of Directors modified the non-employee directors' cash compensation beginning July 1, 2010 and effective for fiscal year 2011, as follows: the annual retainer increased to $30,000 from $20,000, meeting fees increased to $1,500 from $1,000 per meeting attended either in person or by telephone, the fee paid to the Chairman of the Compensation, Nominating and Governance Committee increased to $6,000 from $4,000 per year, and the committee meeting fees increased to $1,000 from $750 per meeting attended either in person or by telephone.

Cash Compensation

                   For fiscal year 2011, each non-employee director of the Company received an annual fee of $30,000 for service as a director and an additional $1,500 for each Board of Directors meeting attended, either in person or via telephone. The Chairman of the Audit Committee and the Chairman of the Compensation, Nominating and Governance Committee each received an annual fee of $6,000 for their service as chairman of their respective committees. Each member of the Audit Committee and the Compensation, Nominating and Governance Committee received $1,000 for each meeting attended, either in person or via telephone. Mr. Dempsey received an additional annual fee of $55,000 for his service as Chairman of the Board of Directors.

Equity Compensation

                   On November 17, 2010, each non-employee director was granted 2,000 shares of restricted stock. Half of the shares of restricted stock vested immediately upon grant and the remaining half of the shares of restricted stock will vest on the first anniversary of the grant date. Non-employee directors were not awarded stock options in fiscal year 2011.

Expenses

                   Non-employee directors are reimbursed for all of their out-of-pocket expenses incurred in connection with the business and affairs of the Company.

Stock Ownership Guidelines

                   All directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment of the interests of the directors and the stockholders, each director is expected to own shares of Royal Gold common stock equal to ten times the annual cash retainer for non-employee directors within five years of the date of grant of restricted stock. All of the directors except Mr. Bogden, who joined the Board August 1, 2011, meet the stock ownership guidelines.

Fiscal Year 2011 Directors' Compensation

                   The following table provides information regarding the compensation of the Company's non-employee directors in fiscal year 2011. Amounts shown for each director vary due to service on committees or as committee chairs for all or a portion of the year. The annual retainer for fiscal year 2011 is paid in cash on a quarterly basis.

Name	Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
Stanley Dempsey	$106,000	$99,320	$—	$—	$205,320
Gordon Bogden(4)	$—	$—	$—	$—	$—
M. Craig Haase	$60,500	$99,320	$—	$—	$159,820
William Hayes	$57,000	$99,320	$—	$—	$156,320
S. Oden Howell, Jr.	$56,000	$99,320	$—	$—	$155,320
James Stuckert	$68,000	$99,320	$—	$—	$167,320
Donald Worth(5)	$57,000	$99,320	$—	$—	$156,320

(1)
Mr. Hayes received an additional annual retainer of $2,500 for services as a Director of RG Finance (Barbados) Limited, a wholly-owned subsidiary of the Company.

(2)
The amounts shown represent the total grant date fair value, determined in accordance with Accounting Standards Codification ("ASC") 718, of restricted stock awards in fiscal year 2011. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 9 to the Company's consolidated financial statements contained in the Company's 2011 Annual Report on Form 10-K filed with the SEC on August 18, 2011, for a discussion of the assumptions used in valuation of the restricted stock awards. In accordance with ASC 718, the grant date fair value for each restricted stock award in fiscal year 2011 was $49.66. Restricted stock awards related to continued service for non-employee directors vest 50% immediately upon grant and 50% on the first anniversary of the date of the grant. As of June 30, 2011, Messrs. Dempsey, Haase, Hayes, Howell, Stuckert and Worth each beneficially owned 1,000 shares of restricted stock.

(3)
No stock option awards were granted to non-employee directors during fiscal year 2011. Stock option awards for non-employee directors granted in previous years vest 50% immediately upon grant and

  50% on the first anniversary of the grant. As of June 30, 2011, Messrs. Dempsey, Bogden, Haase, Hayes, Howell, Stuckert and Worth owned 0, 0, 0, 0, 27,500, 17,500 and 17,500 previously granted stock options that remain unexercised, respectively.

(4)
Mr. Bogden joined the Board on August 1, 2011.

(5)
Mr. Worth will retire from the Board of Directors at the end of his current term, which expires upon the election of directors at the Annual Meeting.

EXECUTIVE COMPENSATION

Compensation, Nominating and Governance Committee Report

                   The information contained in the following Compensation, Nominating and Governance Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

                   The Compensation, Nominating and Governance Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                   This Report has been submitted by the following members of the Compensation, Nominating and Governance Committee of the Board of Directors:

    M. Craig Haase, Chairman
    S. Oden Howell, Jr.
    James W. Stuckert

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

                   The Compensation, Nominating and Governance Committee (the "Committee") is responsible for, among other things, setting and administering the policies that govern the compensation for the executive officers of the Company.

                   The Committee is composed entirely of "outside directors," as defined under Section 162(m) of the Internal Revenue Code, "non-employee" directors, as defined under Rule 16b-3 under the Securities Exchange Act of 1934, and each member is independent under the applicable NASDAQ listing standards. Final compensation decisions are made by the independent members of the Board of Directors following discussion and consideration of the recommendations of the Committee.

                   The Committee evaluates the performance of management and recommends to the full Board of Directors the cash compensation level for all officers. The Company also maintains its 2004 Omnibus Long-Term Incentive Plan ("LTIP"), a long-term stock-based incentive plan designed to balance cash compensation with the need for sustainable results, and to align the interests of executive officers with the interests of stockholders. Long-term equity compensation is designed to incentivize executive officers to manage the Company's business over a multi-year period by delivering a significant portion of each officer's potential total compensation at a future date. The Committee administers the LTIP and recommends levels of equity awards such as stock options, SARs, restricted stock and performance stock awards to the full Board of Directors. The amount of each incentive award is driven primarily by the Company's overall compensation goals for each individual officer, the amount deemed appropriate to encourage the officer's best efforts on behalf of the Company, the Company's desire to retain the officer as an employee, the officer's relative level in the Company, and the individual's ability to impact strategic business goals.

                   Royal Gold's general compensation philosophy is focused on paying a competitive salary and providing attractive annual and long-term incentives to reward growth and to link management interests with stockholder interests. The Committee believes that such incentives are critical to the sustainability and continuity of the Company's business and that such incentives support executive retention.

                   The Committee specifically believes that the compensation philosophy and programs of Royal Gold should:

    •
    link rewards to individual performance, business results and stockholder returns;

    •
    encourage creation of long-term stockholder value and achievement of strategic objectives;

    •
    target management cash compensation, consisting of salary and cash bonuses, near the 50th percentile of our benchmark peer group, with opportunity to receive total direct compensation, consisting of salary, cash bonuses and long-term incentive awards, near the 75th percentile;

    •
    maintain an appropriate balance between base salary, annual bonuses and long-term incentives; and

    •
    attract and retain the highest caliber personnel on a long-term basis.

                   Royal Gold employs twenty-one employees and places primary importance on the talent of those employees to manage and grow the Company. Based on the small number of employees, Royal Gold's executives are required to be multi-disciplined, self-reliant, and highly experienced. The Committee believes the loss of Royal Gold's executive talent would be a significant threat to the Company's future success. To avoid the loss of talent, the Company believes it is appropriate to target total direct compensation (salary, bonus and long-term incentives) near the 75th percentile of its peer group companies in the United States and Canada engaged in either the mining of or exploration for precious metals or in the acquisition or management of interests in mining operations. In determining specific compensation amounts for executives, the Committee considers such factors as (1) experience; (2) individual performance; (3) tenure; (4) role in achieving six identified performance measures that the Committee believes are the key drivers of the Company's long-term success and stock price appreciation; and (5) compensation compared to the Company's other officers and to the Company's peer group. The six identified measures are revenue growth, financial strength, marketing, cost containment, asset protection and governance. Each executive officer's annual bonus is directly correlated to each officer's level of influence on these six measures, as determined by the Committee after receiving recommendations from the President and Chief Executive Officer.

Overview and Summary of Fiscal Year 2011 Business Results and Relationship to Executive Compensation

                   Royal Gold's decade of growth has been accomplished through a series of successful royalty acquisitions on properties that have experienced excellent production performance by the companies operating the mines on which we hold royalties, the increasing gold price, and significant additions to our royalty portfolio through acquisitions. Our executive officers have been a critical part of the success of our acquisition strategies including the identification of opportunities, due diligence and execution of acquisition transactions. The following is a summary of our financial performance and other significant achievements during fiscal year 2011:

    •
    We achieved record results in all financial measures on a year-over-year basis:

    •
    Net income increased 232%;

    •
    Revenue increased 59%;

    •
    Free cash flow increased 90%;

    •
    Earnings per share increased 163% to $1.29 per share;

    •
    Our reserves for gold and silver increased 7% and 4%, respectively, net of depletion; and

    •
    We completed three significant transactions during the year resulting in an increase in our royalty interest on the Pascua-Lama project, the right to purchase 25% of the payable gold produced from the Mt. Milligan project, and an option to acquire up to a 2.0% net smelter return royalty interest on the KSM project.

                   In fiscal year 2011, management delivered strong financial, operational and stockholder return results, which the Company believes were driven in part by its executive compensation program.

Role of Management

                   Compensation objectives, including benchmarks and performance goals and objectives, are established by the Committee with recommendations by the President and Chief Executive Officer and are reviewed annually with the Board of Directors. In general, each executive officer completes annually a self-assessment of his or her individual performance, which is reviewed with Royal Gold's President and Chief Executive Officer. Based on such annual reviews and the Company's compensation objectives, the President and Chief Executive Officer recommends annual bonus awards and long-term incentive awards to the Committee. The Committee considers, but is not bound by, those recommendations in making annual bonus and long-term incentive award recommendations to the Board of Directors. The Committee conducts an annual review of the President and Chief Executive Officer's performance and all recommendations relating to the President and Chief Executive Officer's compensation are made by the Committee independent from members of management.

Role of Compensation Consultants and Evaluation of Compensation Program

                   The Committee has independently sought and received advice from independent compensation and benefits consultants which it believes is necessary and useful to conduct a review of the Company's compensation program. In addition to providing technical support and input on market practices, the Committee's goal in utilizing compensation and benefits consultants is to provide external benchmark information for assessing compensation relative to the Company's compensation philosophy. The Committee also reviews cost of living increases as a separate factor in salary increases, and utilizes the Mountain States Employers' Council or United States Bureau of Labor Statistics to determine the level to which salaries should be increased to reflect cost of living increases.

                   In May 2009, the Committee engaged Frederic W. Cook & Co., Inc. ("Frederic W. Cook") to conduct a study of the Company's executive officer compensation program. This study was used to review and provide guidance for executive compensation for two fiscal years, including fiscal year 2011. Frederic W. Cook was asked to use a benchmark peer group of companies in the United States and Canada engaged in either the mining of or exploration for precious metals or in the acquisition and management of interests in mining operations that excluded companies with the largest market capitalization. In response to the Committee's request, Frederic W. Cook used a benchmark peer group consisting of 10 companies: Agnico-Eagle Mines, Yamana Gold, IAMGOLD, Silver Wheaton, Franco-Nevada, Pan American Silver, Coeur d'Alene Mines, Golden Star Resources, Hecla Mining and International Royalty Corporation.

                   The study reviewed the Company's base salaries, annual bonuses, benefits, non-cash compensation, and long-term incentives in comparison with the benchmark group and provided a review of the competitiveness, fairness, and effectiveness of each component of compensation and an evaluation of individual total compensation. The results of the May 2009 benchmark study showed that executive officer salaries were in the 20th percentile, salaries plus bonuses were in the 36th percentile, long-term incentives were near the 79th percentile, and total direct compensation (salary, bonus, and long-term incentives) was in the 63rd percentile of the benchmark peer group. The Committee concluded that the Company's total direct compensation package had declined relative to the benchmark peer group and that methodical salary adjustments should be made over the next two fiscal years, instead of a lump sum catch-up, for those individuals whose cash compensation fell below the 50th percentile. Adjustments to salary are discussed further below and shown in the Summary Compensation Table.

                   In August 2011, the Committee again engaged Frederic W. Cook to conduct a benchmark study to review the Company's compensation program. For the August 2011 study, Frederic W. Cook was asked to use a benchmark peer group of companies in the United States and Canada engaged in either mining of or exploration for precious metals or in the acquisition and management of interests in mining operations but that were better reflective of the Company's assets, market capitalization and financial results. The peer group consisted of 11 companies: IAMGOLD, Silver Wheaton, Franco-Nevada, Pan American Silver, Coeur d'Alene Mines, Hecla Mining, Osisko Mining, Centerra Gold, New Gold, Alamos Gold and AuRico Gold. The results of the August 2011 benchmark study showed that executive officer salaries for fiscal 2011 were in the 27th percentile, salaries plus bonuses were in the 11th percentile, long-term incentives were near the 83rd percentile, and total direct compensation (salary, bonus, and long-term incentives) was in the 63rd percentile of the benchmark peer group. As a result of that study, the Committee approved and recommended bonus awards for fiscal year 2011 as discussed below and shown in the Summary Compensation Table, in addition to base salary increases for fiscal year 2012 for the named executive officers of 13.1%, on average, which includes a 3.6% adjustment for cost of living increases determined by the United States Bureau of Labor Statistics Consumer Price Index.

Components of Executive Compensation

                   Royal Gold's compensation program consists of base pay, annual cash bonuses, long-term incentives and benefits. The Committee believes perquisites for executives should be extremely limited in scope and value and, therefore, generally does not provide perquisites or other special benefits to executive officers. The Committee believes that the Company should pay competitively in the aggregate as well as deliver an appropriate balance between cash compensation (base salary and bonuses) versus equity compensation (long-term incentives). The Committee emphasizes long-term incentives over cash compensation as components of the executive compensation package. The relative portions of cash compensation and long-term incentives varies for each named executive officer, but generally each named executive officer's compensation package is intended to provide a significant portion of the executive's compensation through long-term incentives.

Base Salary

                   Base salary is the fixed cash amount paid to an officer on a fiscal year cycle. Employment agreements for Messrs. Jensen, Kirchhoff, Wenger and Zisch provide for a minimum salary level which has increased each fiscal year. Increases in cost of living are considered and are added to base salary levels at the prevailing rate, if appropriate. Cost of living adjustments are made based on data obtained from the Mountain States Employers' Council or United States Bureau of Labor Statistics. Actual salaries vary by individual and are based on sustained performance toward achievement of the Company's goals and objectives, experience and peer group benchmark studies. The Committee believes that salaries should be adjusted as necessary in order to maintain the Company's competitiveness within the mining industry, and are intended to position each officer near the 50th percentile of the Company's benchmark peer group, including the position of the President and Chief Executive Officer.

                   In order to achieve the desired competitiveness of cash compensation, based on the May 2009 benchmark study discussed above, the Committee approved increases in base salary for the named executive officers for fiscal year 2011 from fiscal year 2010 by an average of approximately 9.5%. The Committee recommended, and the independent members of the Board of Directors approved, an increase in base salary for Mr. Jensen from $450,000 to $500,000, Mr. Heissenbuttel from $210,000 to $240,000, Mr. Kirchhoff from $245,000 to $252,000, Mr. Wenger from $210,000 to $235,000 and Mr. Zisch from $240,000 to $246,000 for fiscal year 2011.

Annual Cash Bonuses

                   Annual cash bonus awards are discretionary and are based on individual and corporate performance, the Company's ability to pay, and competitive compensation practices in the mining industry, including those based on the results of any benchmark studies. Annual bonuses are recommended to the Committee by the Company's President and Chief Executive Officer based on annual reviews of each executive officer's performance and contribution to the Company's corporate goals and objectives. The Committee may on occasion recommend additional bonus awards for exceptional individual performance in special circumstances.

              Fiscal 2010 Bonus Awards

                   For fiscal years 2009 and 2010, annual cash bonus awards for executive officers were recommended by the Committee to the independent members of the Board of Directors in November for the fiscal year last ended and paid either at the end of the calendar year or at the beginning of the next calendar year. Bonus awards determined in November 2010 related to executive and Company performance during the fiscal year ended June 30, 2010, and had not yet been determined at the time of the proxy filing in October 2010.

                   In determining the amount of cash bonuses to be paid in November 2010 for the fiscal year ended June 30, 2010, the Committee generally considered three main factors: (i) each executive officer's influence on the six performance elements discussed below, (ii) the Company's performance with respect to the six performance elements, and (iii) the May 2009 benchmark study discussed above, with an overall goal of achieving cash compensation near the 50th percentile. The Committee also considered any extraordinary accomplishments of the Company's executive officers. As a first step in this process, the

Committee made a subjective judgment, relying in part on the recommendations of the President and Chief Executive Officer, regarding each executive officer's influence on the following six performance elements: (1) the Company's revenue growth, (2) cost containment, (3) financial strength, (4) asset protection, (5) governance, and (6) marketing. An overview of the Committee's overall impression of each named executive officer's influence on the six performance elements during the fiscal year ended June 30, 2010, is provided below.

    Tony Jensen, President and Chief Executive Officer: Mr. Jensen was determined to have significant influence over revenue growth, cost containment, financial strength and marketing. He was determined to have notable influence regarding asset protection and governance.

    Stefan Wenger, Chief Financial Officer and Treasurer: Mr. Wenger was determined to have significant influence over cost containment, financial strength and governance, and notable influence over revenue growth. He was determined to have some influence over asset protection and marketing.

    Bruce C. Kirchhoff, Vice President and General Counsel: Mr. Kirchhoff was determined to have significant influence over cost containment and governance, and notable influence regarding revenue growth and asset protection. He was determined to have some influence over financial strength and little influence over marketing.

    William Heissenbuttel, Vice President of Corporate Development: Mr. Heissenbuttel was determined to have significant influence over revenue growth and cost containment and notable influence over financial strength and marketing. He was determined to have little influence over asset protection and governance.

                   Once an evaluation of each executive officer's influence on the six performance elements was completed, the Committee analyzed, on a subjective basis, the Company's performance across the same six performance elements for the fiscal year ended June 30, 2010. For the fiscal year ended June 30, 2010, the Committee determined that the Company showed very strong performance with respect to the Company's revenue growth, governance and marketing, and strong or acceptable performance with respect to cost containment, financial strength, and asset protection.

                   The Committee made bonus determinations for the fiscal year ended June 30, 2010, based on a combination of each executive officer's influence on the six performance elements, the Company's performance across the same six performance elements during the fiscal year ended June 30, 2010, and the benchmarks set for cash compensation for the fiscal year ended June 30, 2011, based on the May 2009 benchmark study.

              Fiscal 2011 Bonus Awards

                   In November 2010, the Committee recommended to the independent members of the Board of Directors that annual cash bonus awards for the executive officers be reviewed in August, rather than in November as in prior years, for the fiscal year last ended, thereby more closely tying the payment of cash bonuses to the fiscal year for which they are awarded. Accordingly, beginning for fiscal year 2011, annual cash bonus awards for executive officers will be recommended in August for the fiscal year last ended. Bonus awards determined in August 2011 related to executive and Company performance during the fiscal year ended June 30, 2011.

                   In determining the amount of cash bonuses to be paid for the fiscal year ended June 30, 2011, the Committee generally considered three main factors: (i) each executive officer's influence on the six performance elements discussed below, (ii) the Company's performance with respect to the six performance elements, and (iii) the August 2011 benchmark study discussed above to provide guidance on the amount of bonus awards. The Committee also considered any extraordinary accomplishments of the Company's executive officers. The Committee continued its overall goal of achieving cash compensation near the 50th percentile. As a first step in this process, the Committee made a subjective judgment, relying in part on the recommendations of the President and Chief Executive Officer, regarding each executive officer's influence on the following six performance elements: (1) the Company's revenue growth, (2) cost containment, (3) financial strength, (4) asset protection, (5) governance, and (6) marketing. An overview of the Committee's overall impression of each named executive officer's influence on the six performance elements during the fiscal year ended June 30, 2011, is provided below.

    Tony Jensen, President and Chief Executive Officer: Mr. Jensen was determined to have significant influence over revenue growth, cost containment, financial strength and marketing. He was determined to have notable influence regarding asset protection and governance.

    Stefan Wenger, Chief Financial Officer and Treasurer: Mr. Wenger was determined to have significant influence over cost containment, financial strength and governance, and notable influence over revenue growth and marketing. He was determined to have some influence over asset protection.

    Bruce C. Kirchhoff, Vice President and General Counsel: Mr. Kirchhoff was determined to have significant influence over cost containment and governance, and notable influence regarding revenue growth and asset protection. He was determined to have some influence over financial strength and little influence over marketing.

    William Heissenbuttel, Vice President of Corporate Development: Mr. Heissenbuttel was determined to have significant influence over revenue growth and cost containment and notable influence over financial strength and marketing. He was determined to have some influence over asset protection and governance.

    William M. Zisch, Vice President Operations: Mr. Zisch was determined to have significant influence over cost containment and asset protection, and notable influence over revenue growth and financial strength. He was determined to have some influence over governance and marketing.

                   Once an evaluation of each executive officer's influence on the six performance elements was completed, the Committee analyzed, on a subjective basis, the Company's performance across the same six performance elements for the fiscal year ended June 30, 2011, and determined that the Company showed very strong performance with respect to the Company's revenue growth, financial strength, governance and marketing, strong or acceptable performance with respect to asset protection, and modest performance with respect to cost containment.

                   The Committee made bonus determinations for the fiscal year ended June 30, 2011, based on a combination of each executive officer's influence on the six performance elements, the Company's performance across the same six performance elements and the cash compensation benchmarks set for compensation for the fiscal year ended June 30, 2011, based in part on the August 2011 benchmark study. Because the August 2011 benchmark study showed that cash compensation for fiscal 2011 was in the 11th percentile, the Committee determined to award higher bonuses than in prior years in order to award total cash compensation near the 50th percentile of the peer group.

Long-Term Incentives

                   The Company's 2004 Omnibus Long-Term Incentive Plan ("LTIP") permits the award of various types of stock-based incentives. Grants are typically in the form of incentive and non-qualified stock options, SARs, shares of restricted stock and performance stock awards that vest in the future based on the achievement of performance objectives. The LTIP is designed to provide a variety of long-term awards in order to balance the Company's other cash compensation with the need for sustainable results, to align the interests of management with stockholders, and to provide each executive officer with a significant incentive to manage the Company over a multi-year period. The LTIP compensation is intended to drive future performance of employees by delivering a significant portion of each executive officer's potential total compensation at a future date. The amount of each incentive award is driven primarily by the

Company's overall compensation goals for the individual, the Company's desire to retain the individual as an employee, an individual's relative level in the Company, the individual's impact on corporate goals, and the Company's relative achievement of such goals.

                   As discussed in more detail under the headings Compensation Philosophy and Objectives on page 21 and Role of Compensation Consultants and Evaluation of Compensation Program on page 23, the Company has set a general goal of targeting total direct compensation (cash and equity awards) near the 75th percentile of its benchmark peer group and cash compensation (base salary and bonus) near the 50th percentile of its benchmark peer group. In determining the amount of equity awards to be made under the LTIP in November 2010, as a starting point the Committee considered the combination of base salary and bonus for each individual. The Committee then used its authority to grant equity awards that, when added to each individual's cash awards, would allow the individuals to progress toward his or her total direct compensation target.

                   In determining the form of equity awards made in November 2010, the Committee considered (i) the goal of retaining certain individuals through the granting of shares of restricted stock, (ii) the desire to drive sustainable results through the granting of stock options and SARs, and (iii) the intent to provide an incentive if certain corporate goals are accomplished through the granting of performance shares. The aggregate amount of equity awards granted in November 2010 was distributed relatively uniformly between these three categories, with fewer performance shares, which are considered more challenging to achieve, generally being awarded.

                   The Company typically awards the first $100,000 in value of stock options in the form of incentive stock options (the limit for incentive stock options under the Internal Revenue Code), and amounts above $100,000 are typically awarded in the form of SARs. The amount and form of equity awards determined by the Committee in the manner described above for each named executive officer were recommended to the independent members of the Board of Directors by the Committee, and the independent members of the Board of Directors finally determined and granted the awards. For any fiscal year, the Committee does not utilize predetermined levels of LTIP awards as a percentage of base salary.

Timing of Equity Grants

                   Historically, stock options, SARs, restricted stock and performance awards were granted once a year in November for performance during the fiscal years ended June 30, as recommended by the Committee and approved by the independent members of the Board of Directors. In November 2010, the Committee recommended to the independent members of the Board of Directors that equity awards for the executive officers be reviewed in August, rather than in November as in prior years, thereby permitting cash bonus awards and equity awards to be considered at the same time. Accordingly, beginning with fiscal year 2012, equity grants were and will be granted once a year in August. Members of Royal Gold's management do not have authority to make off-cycle or ad-hoc equity grants. In the event of a new hire grant, approval is obtained prior to any grant being made either at a regularly scheduled Board of Directors meeting or by unanimous written consent of the Board of Directors.

Stock Options

                   The Company grants stock options as part of its LTIP. Stock options are considered long-term awards that are intended to drive shareholder value and align management with stockholders with regard to share price appreciation. The exercise price of options is based on the closing price of the Company's common stock on the NASDAQ Global Select Market on the date of grant. Options have ten-year terms. For all of the named executive officers, stock options vest in equal annual increments over three years. Stock options, once granted, are not subject to any future price adjustment.

Stock-Settled Stock Appreciation Rights

                   SARs are granted as part of the Company's LTIP. SARs are similar to stock options in that a SAR is a right to receive, upon exercise, the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR. SARs are considered long-term awards that are intended to achieve stockholder value by aligning management's interests with stockholders' interests. The exercise price of SARs is based on the closing price of the Company's common stock on the NASDAQ Global Select Market on the date of grant. SARs have ten-year terms. For all of the named executive officers, SARs vest in equal annual increments over three years. SARs, once granted, are not subject to any future price adjustment.

Restricted Stock

                   The Company's LTIP also allows for the issuance of restricted stock awards. Restricted stock awards are focused on retention and long-term commitment of executives. Restricted stock awards are granted to officers and certain other employees. Shares of restricted stock are considered issued and outstanding with respect to which executives may vote and receive dividends paid in the ordinary course to other Royal Gold stockholders. Royal Gold has paid a cash dividend on its common stock for each fiscal year beginning in fiscal year 2000, on a calendar year basis, subject to the discretion of the Board of Directors.

                   Restricted stock awards vest in equal one-third increments beginning on the fourth anniversary of the restricted stock grant date, with full vesting six years from the date of grant. The Committee believes that delaying the vesting of restricted stock awards until the fourth anniversary of the grant date encourages employee retention.

Performance Awards

                   The Company also grants performance awards under the LTIP. Performance awards, which are also referred to as performance shares or performance stock awards in this Proxy Statement, are intended to provide significant incentive to obtain long-term, non-dilutive growth performance. The portion of each executive officer's total compensation in the form of performance shares varies for each officer. In awarding performance shares to any executive officer, the Committee considers the executive officer's responsibilities within the Company and the executive officer's ability to influence or meet the performance objectives. Performance shares can only be earned if multi-year performance goals are met within five years of the date of grant. If the performance goals are not earned by the end of the five year period, the performance shares are forfeited.

                   Performance shares granted for the fiscal years shown in the Summary Compensation Table may vest upon meeting one of two defined performance goals: (1) growth of free cash flow per share on a trailing twelve-month basis; and (2) growth of royalty ounces in reserve per share on an annual basis. The Committee believes that free cash flow, on a per share basis, is an important indicator of the Company's financial health while royalty ounces, on a per share basis, represent potential future growth. The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries. Performance shares may vest in 25% increments upon meeting 25%, 50%, 75% and 100% of performance goals. Performance shares will vest upon the Committee's determination that such 25% increment of the performance goals has been met.

                   At the time the performance goals were set with respect to the performance shares granted in November 2010, the Company believed the performance goals would be relatively difficult to achieve because they required the Company to grow its underlying assets substantially in the face of a highly competitive market with a finite number of royalties.

                   In August 2011, the Committee recommended to the independent members of the Board of Directors the approval of a modification to the performance goals relating to the performance awards granted for future fiscal years. As a result of the change, performance awards may vest upon Royal Gold meeting a single pre-defined performance goal relating to growth of adjusted free cash flow on a per share, trailing twelve-month basis. The modification in the performance goal will only apply to performance awards granted on or after August 18, 2011. No changes were made to the terms of any performance awards shown in the Summary Compensation Table.

                   Performance shares are not considered issued and outstanding shares with respect to which executives may vote or receive dividends. Performance shares are settled with shares of the Company's common stock when they vest.

                   As of the record date, 100% of the performance goals set for the performance shares awarded in fiscal year 2009 were met, 100% of the performance goals set for the performance shares awarded in fiscal year 2010 were met, and 25% of the performance goals set for the performance shares awarded in fiscal year 2011 were met. As a result, 100%, 100% and 25% of the performance shares for fiscal years 2009, 2010 and 2011, respectively, have vested and have been settled with common stock. For purposes of ASC 718 recognition of compensation expense, as of June 30, 2011, management determined that it is probable that the remaining 75% of the performance shares granted in fiscal year 2011 will vest in future periods, in large part due to the Company's strong performance since the grant date of such performance shares, resulting in part from the Company's successful recent acquisitions. However, performance shares will not vest until performance objectives are actually met as determined by the Committee.

Employment Agreements

                   Royal Gold has entered into employment agreements with Messrs. Jensen, Kirchhoff, Wenger and Zisch. Pursuant to Mr. Jensen's employment agreement, Mr. Jensen will continue to serve as the Company's President and Chief Executive Officer and the Company's Board of Directors will continue to nominate Mr. Jensen for re-election as director. Pursuant to individual employment agreements, Messrs. Wenger, Kirchhoff and Zisch will continue to serve as the Company's Chief Financial Officer and Treasurer, Vice President and General Counsel and Vice President Operations, respectively. The employment agreements for Messrs. Jensen, Kirchhoff and Wenger are for one-year terms, renew automatically for four consecutive one-year periods, and will expire on September 15, 2013, unless either the Company or the executive timely elects not to renew the term of the Agreement. In April 2011, Mr. Zisch signed an employment agreement which will automatically renew for two years, and also will expire on September 15, 2013. As described below under the heading Potential Payments Upon Termination or Change of Control, each of the employment agreements provides for severance compensation in certain events. None of the employment agreements provide for excise tax gross-ups for change-in-control provisions.

Benefit Programs

                   Benefit programs for the executive officers are generally common in design and purpose to those for the broad-base of employees in the United States. The Company also maintains a Simplified Employee Pension Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP Plan") in which all employees are eligible to participate. This plan was chosen because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. The SARSEP Plan allows employees to reduce their pre-tax salary, subject to certain limitations, and to put this money into a tax deferred investment plan. This is a voluntary plan. Individuals may make contributions of up to the lesser of (i) 25% of their aggregate annual salary and bonus, or (ii) $16,500, or if the employee is over age 50, $22,000, for calendar year 2011. The Company may make non-elective contributions, up to 7% of an individual's annual salary and bonus, subject to limits. Those that do not participate in the SARSEP Plan receive a 3% employer contribution in accordance with the Plan. Employer contributions are immediately 100% vested. Total employee and employer contributions may not exceed the lesser of $49,000 for calendar 2011 or 25% of total compensation for any individual.

Perquisites

                   The Company believes perquisites for executives should be extremely limited in scope and value and, therefore, generally does not provide perquisites or other special benefits to executive officers.

Executive Stock Ownership

                   Royal Gold has adopted a stock ownership program to encourage its executive officers to achieve and maintain a minimum investment in the Company's common stock at levels set by the Committee. The program provides incentives for these officers to focus on improving long-term shareholder value and linking the interest of management and stockholders. Royal Gold's executive stock ownership program requires each of the Company's executive officers to own a number of shares that is valued at a multiple of his or her base salary. Unexercised stock options and SARs, unvested shares of restricted stock and unearned performance shares are not considered owned for purposes of the program. The multiple for the President and Chief Executive Officer is four times base salary, and the multiple for all other executive officers is two times base salary. There is no timeframe in which the executive officers must meet ownership targets. The program requires each executive officer to hold an aggregate of fifty percent (50%) of the shares of stock acquired after the required tax withholdings, pursuant to any option grant, SARs grant, restricted stock grant, or performance share grant until such executive officer reaches his or her ownership target.

Tax Deductibility of Compensation

                   Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on the amount that a public company may deduct for compensation paid in any one year to the Company's Chief Executive Officer and certain other executive officers named in the proxy statement. The limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation. The Company and the Committee review and consider the deductibility of executive compensation under Section 162(m). The Committee generally structures performance-based grants of performance awards to qualify for deductibility in accordance with 162(m). The Company believes compensation payable upon the vesting of performance awards meets the requirements under the qualified performance based compensation rules and is fully deductible to the Company. Cash bonuses for the fiscal years ended June 30, 2010 and June 30, 2011 were not structured to satisfy the qualified performance based compensation requirements of Section 162(m). For fiscal year 2012, the Committee has adopted policies to award cash bonuses in a manner intended to satisfy the requirements of Section 162(m) such that the Company's annual cash bonuses, as well as performance shares, will be fully deductible.

Post-Termination Compensation

                   The Company does not provide pension or other retirement benefits apart from the SARSEP Plan described above. The Company provides certain post-termination benefits pursuant to the terms of employment agreements and the LTIP, described above under "Employment Agreements" on page 29 and below under the section titled "Potential Payments Upon Termination or Change-in-Control" on page 37. None of the employment agreements provide for excise tax gross-ups for change-in-control provisions.

2011 SUMMARY COMPENSATION TABLE

                   The following table provides information regarding the compensation of the Company's named executive officers for fiscal years 2011, 2010 and 2009.

Name and Principal Position	Year (fiscal)	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Tony Jensen	2011	$500,000	$500,000	$1,489,800	$625,480	$37,777	$3,153,057
President and Chief	2010	$450,000	$300,000	$1,484,000	$505,189	$36,634	$2,775,823
Executive Officer	2009	$375,500	$280,000	$1,083,600	$184,200	$18,745	$1,942,045
Stefan Wenger	2011	$235,000	$200,000	$546,260	$124,600	$27,077	$1,132,937
Chief Financial Officer	2010	$210,000	$130,000	$662,500	$161,089	$23,647	$1,187,236
and Treasurer	2009	$182,000	$120,000	$541,800	$122,800	$23,667	$990,267
Bruce C. Kirchhoff	2011	$252,000	$220,000	$546,260	$124,600	$28,772	$1,171,632
Vice President and	2010	$245,000	$140,000	$662,500	$161,089	$27,497	$1,236,086
General Counsel	2009	$237,000	$130,000	$541,800	$122,800	$28,142	$1,059,742
William Heissenbuttel	2011	$240,000	$205,000	$546,260	$124,600	$22,377	$1,138,237
Vice President of	2010	$210,000	$135,000	$662,500	$161,089	$18,997	$1,187,586
Corporate Development	2009	$182,000	$125,000	$541,800	$122,800	$18,017	$989,617
William M. Zisch(1)	2011	$246,000	$205,000	$546,260	$124,600	$27,865	$1,149,725
Vice President
Operations

(1)
Fiscal year 2011 was Mr. Zisch's first year as a named executive officer. As such, only compensation he received for fiscal year 2011 is required to be included in this Proxy Statement.

(2)
Amounts shown reflect the total grant date fair value of restricted stock awards and performance stock awards, determined in accordance with ASC 718, made during fiscal years 2011, 2010 and 2009. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 9 to the Company's consolidated financial statements contained in the Company's 2011 Annual Report on Form 10-K filed with the SEC on August 18, 2011, for a discussion of the assumptions used in valuation of the restricted stock and performance stock awards. It was assumed that 100% of the performance stock awards will vest for fiscal years 2011, 2010 and 2009.

(3)
Amounts shown reflect the total grant date fair value of stock option and SARs, determined in accordance with ASC 718 using the Black-Scholes-Merton option-pricing model, awarded during fiscal years 2011, 2010 and 2009. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 9 to the Company's consolidated financial statements contained in the Company's 2011 Annual Report on Form 10-K filed with the SEC on August 18, 2011, for a discussion of the assumptions used in valuation of stock option and SARs awards.

(4)
All Other Compensation includes the following:

Name	Year (fiscal)	Employer SARSEP Contributions	Life and Accidental Death & Dismemberment Insurance Premiums	Long-Term Disability Insurance Premiums	Total All Other Compensation
Tony Jensen	2011	$34,250	$702	$825	$35,777
	2010	$35,107	$702	$825	$36,634
	2009	$17,218	$702	$825	$18,745
Stefan Wenger	2011	$25,550	$702	$825	$27,077
	2010	$22,120	$702	$825	$23,647
	2009	$22,140	$702	$825	$23,667
Bruce C. Kirchhoff	2011	$27,245	$702	$825	$28,772
	2010	$25,970	$702	$825	$27,497
	2009	$26,615	$702	$825	$28,142
William Heissenbuttel	2011	$20,850	$702	$825	$22,377
	2010	$17,470	$702	$825	$18,997
	2009	$16,490	$702	$825	$18,017
William M. Zisch	2011	$26,338	$702	$825	$27,865
The
Company provides SARSEP and life and disability benefits to all of its employees. The Company matches employee contributions to the SARSEP Plan, up to 7% of an individual's aggregate annual salary and bonus.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011

                   This table provides information regarding incentive awards and other stock-based awards granted during fiscal year 2011 to the named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Prices of Option Awards(4) ($/sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Tony Jensen	11/17/2010	7,500	30,000	30,000				$1,489,800
	11/17/2010				—			—
	11/17/2010					30,000	$49.66	$625,480
Stefan Wenger	11/17/2010	1,250	5,000	5,000				$248,300
	11/17/2010				6,000			$297,960
	11/17/2010					6,000	$49.66	$124,600
Bruce C. Kirchhoff	11/17/2010	1,250	5,000	5,000				$248,300
	11/17/2010				6,000			$297,960
	11/17/2010					6,000	$49.66	$124,600
William Heissenbuttel	11/17/2010	1,250	5,000	5,000				$248,300
	11/17/2010				6,000			$297,960
	11/17/2010					6,000	$49.66	$124,600
William M. Zisch	11/17/2010	1,250	5,000	5,000				$248,300
	11/17/2010				6,000			$297,960
	11/17/2010					6,000	$49.66	$124,600

(1)
Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, up to 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Amounts shown in the "Threshold" column represent minimum achievement of 25% of the target objectives. Amounts shown in the "Target" column and "Maximum" column represent maximum achievement of 100% of the target objectives. Each performance stock award, if earned, will be settled with a share of Royal Gold common stock. The closing price of Royal Gold's common stock on the NASDAQ Global Select Market on the date of grant was $49.66. Performance targets are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis. Performance stock awards will not vest until one of the performance targets is actually met. Performance stock awards are not issued and outstanding shares upon which the named executive officer may vote or receive dividends.

(2)
Represents shares of restricted stock that vest on continued service. The closing price of Royal Gold's common stock on the NASDAQ Global Select Market on the date of grant was $49.66. Shares of restricted stock vest ratably over three years commencing on the fourth anniversary of the grant date. Accordingly, one-third of the awarded shares will vest on November 17 of each of the years 2014, 2015 and 2016. Shares of restricted stock are issued and outstanding shares of common stock which have voting rights and upon which the named executive officers received dividends calculated at the same rate paid to other stockholders. Royal Gold has paid a cash dividend on its common stock for each year beginning in fiscal year 2000.

(3)
Stock option and SARs awards granted to Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch vest ratably over three years commencing on the first anniversary of the grant date and accordingly, one-third of the stock options and SARs will become exercisable on November 17 of each of the years 2011, 2012 and 2013. Amounts for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel, and Zisch include SARs awards of 28,000, 4,000, 4,000, 4,000 and 4,000 shares, respectively, and 2,000 stock option awards for each individual.

(4)
Exercise or base price is the closing price of the Company's common stock on the NASDAQ Global Select Market on the grant date.

(5)
Amounts shown represent the total fair value of awards calculated as of the grant date in accordance with ASC 718 and do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

                   This table provides information about the total outstanding stock options, SARs, shares of restricted stock and performance stock awards for each of the named executive officers as of June 30, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Tony Jensen	10,000	—		$12.55	5/20/2014
	25,000	—		$17.38	11/10/2014
	15,000	—		$22.22	11/8/2015
	15,000	—		$28.78	11/7/2016
	15,000	—		$29.75	11/7/2017
	10,000	5,000	(6)	$30.96	11/5/2018
	7,334	14,666	(7)	$53.00	11/18/2019
	—	30,000	(8)	$49.66	11/17/2020
						5,000	(9)	$292,850
						13,333	(10)	$780,914
						20,000	(11)	$1,171,400
						20,000	(12)	$1,171,400
						3,000	(13)	$175,710
									22,500	(15)	$1,317,825
Stefan Wenger	4,980	—		$20.08	5/29/2013
	4,500	—		$22.22	11/8/2015
	10,000	—		$28.78	11/7/2016
	10,000	—		$29.75	11/7/2017
	6,666	3,334	(6)	$30.96	11/5/2018
	2,334	4,666	(7)	$53.00	11/18/2019
	—	6,000	(8)	$49.66	11/17/2020
						3,334	(9)	$195,272
						6,667	(10)	$390,486
						10,000	(11)	$585,700
						10,000	(12)	$585,700
						7,500	(13)	$439,275
						6,000	(14)	$351,420
									3,750	(15)	$219,638

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Bruce C. Kirchhoff	1,600	—		$32.40	2/15/2017
	10,000	—		$29.75	11/7/2017
	6,666	3,334	(6)	$30.96	11/5/2018
	2,334	4,666	(7)	$53.00	11/18/2019
	—	6,000	(8)	$49.66	11/17/2020
						10,000	(11)	$585,700
						10,000	(12)	$585,700
						7,500	(13)	$439,275
						6,000	(14)	$351,420
									3,750	(15)	$219,638
William Heissenbuttel	2,500	—		$28.78	11/7/2016
	10,000	—		$29.75	11/7/2017
	6,666	3,334	(6)	$30.96	11/5/2018
	2,334	4,666	(7)	$53.00	11/18/2019
	—	6,000	(8)	$49.66	11/17/2020
						3,333	(10)	$195,214
						10,000	(11)	$585,700
						10,000	(12)	$585,700
						7,500	(13)	$439,275
						6,000	(14)	$351,420
									3,750	(15)	$219,638
William M. Zisch	2,334	4,666	(7)	$53.00	11/18/2019
	—	6,000	(8)	$49.66	11/17/2020
						7,500	(13)	$439,275
						6,000	(14)	$351,420
									3,750	(15)	$219,638

(1)
Figures represent shares of common stock underlying stock options and SARs. Stock options and SARs awarded to Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch vest ratably over three years commencing on the first anniversary of the grant date.

(2)
Represents shares of restricted stock that vest based on continued service. Shares of restricted stock vest ratably over three years commencing on the fourth anniversary of the grant date.

(3)
Market value is based on a stock price of $58.57, the closing price of Royal Gold's common stock on the NASDAQ Global Select Market on June 30, 2011, and the outstanding number of shares of restricted stock.

(4)
Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Each performance stock award, if earned, will be settled with shares of Royal Gold common stock. Performance targets are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis.

(5)
Payout value is based on a stock price of $58.57, the closing price on the NASDAQ Global Select Market on June 30, 2011, and assuming 100% of the performance stock awards shown will vest based on the achievement of target performance objectives. Amounts indicated are not necessarily indicative of the amounts that may be realized by the named executive officers.

(6)
Stock options will become exercisable on November 5, 2011.

(7)
One-half of the stock options and SARs will become exercisable on November 18, 2011, and the remaining one-half will vest on November 18, 2012. Amounts include 1,886 stock options and 20,114, 5,114, 5,114, 5,114 and 5,114 SARs for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch, respectively.

(8)
One-third of the stock options and SARs will become exercisable on each of November 17, 2011, 2012 and 2013. Amounts include 2,000 stock options and 28,000, 4,000, 4,000, 4,000 and 4,000 SARs for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel and Zisch, respectively.

(9)
Shares will vest on November 8, 2011.

(10)
One-half of the shares will vest on November 7, 2011, and the remaining one-half of the shares will vest on November 7, 2012.

(11)
Shares will vest ratably on November 7, 2011, 2012 and 2013.

(12)
Shares will vest ratably on November 5, 2012, 2013 and 2014.

(13)
Shares will vest ratably on November 18, 2013, 2014 and 2015.

(14)
Shares will vest ratably on November 17, 2014, 2015 and 2016.

(15)
Awards will expire on November 17, 2015, if the vesting requirements are not met.

FISCAL YEAR 2011 OPTION EXERCISES AND STOCK VESTED

                   This table provides information on option exercises and the vesting of shares of restricted stock or performance stock awards for each of the named executive officers during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Tony Jensen	—	$—	70,833	$3,666,841
Stefan Wenger	5,500	$179,465	26,250	$1,352,646
Bruce C. Kirchhoff	—	$—	17,500	$902,688
William Heissenbuttel	—	$—	19,167	$988,038
William M. Zisch	—	$—	6,250	$324,250

(1)
Value realized upon exercise of stock options was computed by subtracting the exercise price of the option from the closing price of the underlying Royal Gold common stock on the date of exercise and multiplying that number by the number of shares underlying the options exercised.

(2)
Amounts shown represent the number of restricted stock awards that vested on November 9, 2010, and November 10, 2010, and performance stock awards that vested on August 17, 2010, February 15, 2011 and May 18, 2011, and the shares of common stock acquired by the named executive officer upon the settlement of these vested awards. Vesting of the performance stock awards were approved by the Compensation, Nominating and Governance Committee due to the Company achieving certain performance objectives. The Company settles vested performance awards with shares of the Company's common stock.

(3)
Value realized upon vesting of performance and restricted stock awards was computed by multiplying the closing price of the underlying Royal Gold common stock on the NASDAQ Global Select Market on the date that the performance and restricted stock awards vested, by the number of performance and restricted stock awards that vested. Performance stock awards represented in the table vested on August 17, 2010, February 15, 2011, and May 18, 2011. The closing prices of the Company's common stock on NASDAQ Global Select Market on these vesting dates were $46.92, $49.10, and $59.32, respectively. Restricted stock awards represented in the table vested on November 9, 2010 and November 10, 2010. The closing prices of the Company's common stock on the NASDAQ Global Select Market on these vesting dates were $51.20 and $52.14, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

                   Each of the employment agreements with Messrs. Jensen, Wenger, Kirchhoff and Zisch provide post-termination benefits and benefits upon a change of control. None of the employment agreements provide for excise tax gross-ups. Pursuant to the employment agreement with Mr. Jensen, he will receive severance compensation upon an involuntary termination of employment without "Cause," a voluntary termination of employment for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a "Change of Control," then Mr. Jensen will be entitled to one times his then base salary. If such termination or non-renewal occurs within two years after a "Change of Control," Mr. Jensen will be entitled to two and one-half times his then base salary, two and one-half times his average annual cash incentive bonus for the prior three fiscal years, and continued employee benefits for twelve months.

                   Pursuant to each employment agreement with Messrs. Wenger, Kirchhoff and Zisch, each such executive will receive severance compensation upon an involuntary termination of his employment without "Cause," a voluntary termination of employment for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a "Change of Control," then the executive will be entitled to one times his or her then base salary. If such termination or non-renewal occurs within two years after a "Change of Control," the executive will be entitled to one and one-half times his then base salary, one and one-half times his average annual cash incentive bonus for the prior three fiscal years, and continued employee benefits for twelve months.

                   Pursuant to the employment agreements with Messrs. Jensen, Wenger, Kirchhoff, and Zisch, an executive receives no severance compensation in the event of a termination by the Company for "Cause," a voluntary termination by the executive without "Good Reason," or if the executive elects not to renew the term of the employment agreement during the four-year renewal period.

                   Under the employment agreement with Messrs. Jensen, Wenger, Kirchhoff and Zisch, "Cause" is defined as a (i) guilty verdict of fraud, theft, embezzlement or misappropriation against the Company; (ii) guilty verdict of a felony or any other crime involving moral turpitude; (iii) compromise of Company proprietary and confidential information or gross or willful misconduct that causes substantial and material harm to the Company; or (iv) material uncured breach of the employment agreement. "Good Reason" is defined as the timely noticed and uncured occurrence of any of the following circumstances: (i) any material adverse change in the executive's title or responsibilities with the Company; (ii) any material reduction in the executive's base salary; (iii) receipt of notice of relocation of more than 50 miles from the job-site immediately prior to the effective date of the employment agreement; or (iv) if a Change of Control has occurred, failure to provide for the executive's participation in compensation plans that are not less than those provided by the Company to similarly situated executive officers and those provided for under any plans in which the executive was participating immediately prior to the date on which a Change of Control occurs. "Change of Control" means any of the following: (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity; (ii) a sale of substantially all of the assets of the Company to another person or entity; (iii) any transaction which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of the Company; or (iv) during any period of two consecutive years, a change in the majority membership on the Board of Directors, except as approved by the majority of directors then still in office who were directors at the beginning of such period.

2004 Omnibus Long-Term Incentive Plan

                   The Company's restricted stock agreement, performance share agreement, stock option agreements for incentive stock options and non-qualified stock options, and stock-settled stock appreciation rights agreement, under the LTIP provide that in the event of an "Involuntary Termination" within one year in connection with a "Corporate Transaction," all outstanding shares of restricted stock, performance shares and stock options will be immediately vested. "Corporate Transaction" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company, or (iii) any transaction which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power in the Company. "Involuntary Termination" means involuntary discharge for reasons other than "Cause" or voluntary resignation from the Company following (i) a material adverse change in the executive's title or responsibilities with the Company, (ii) a material reduction in the executive's base salary, or (iii) relocation of more than 50 miles. The Company's restricted stock agreement under the LTIP also provides that all unvested shares of restricted stock will become immediately vested upon a termination, other than for "Cause," after 15 years of service.

                   Pursuant to the Award Modification Agreements entered into with Messrs. Jensen, Wenger, Kirchhoff and Zisch, each executive will be entitled to accelerated vesting of stock options, shares of restricted stock and performance stock awards that were granted prior to the effective date of the Award

Modification Agreements upon an involuntary termination of employment without "Cause," a voluntary termination of employment for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period under the employment agreement with each Grantee. If such termination or non-renewal does not occur within two years after a "Change of Control," then upon such termination or non-renewal (i) all stock options will become immediately exercisable, (ii) a pro-rated portion of each grant of shares of restricted stock will vest based on the period of employment from the date of grant to the date of termination or non-renewal, and (iii) all or a portion of the performance stock awards will fully vest based on the number of performance stock awards to which the executive would have been entitled, taking into account the Company's performance through the last day of the fiscal quarter in which the termination or non-renewal takes place, determined in accordance with the Company's practices with respect to performance stock awards. If such termination or non-renewal occurs within two years after a "Change of Control," then upon such termination or non-renewal all stock options will become immediately exercisable and all shares of restricted stock and performance stock awards will fully vest. "Cause," "Good Reason," and "Change of Control" are as defined under the executive's employment agreement and are described further above under the section titled "Employment Agreements."

Other Employee Benefits

                   The Company provides life insurance benefits up to $150,000 to all of its employees. The Company also provides long-term disability coverage to all of its employees that provides for 60% of monthly salary protection up to $7,000 a month until age 65. Each of the named executive officers shown below would be entitled to these amounts upon termination for death or disability.

                   The table below shows the estimated payments and benefits for each of our named executive officers that would be provided as a result of termination or a change-in-control of the Company. Calculations for this table assume that the triggering event took place on June 30, 2011, the last business day of our 2011 fiscal year, except as noted. Calculations for amounts shown for awards under the Company's LTIP are based on the closing price of the Company's common stock on the NASDAQ Global Select Market on June 30, 2011, which was $58.57 and, for Messrs. Jensen, Wenger, Kirchhoff and Zisch, other than as noted, based on acceleration benefits provided under Award Modification Agreements entered into on September 15, 2008.

			2004 LTIP
		Value of Medical Insurance Continuation
	Salary		Restricted Stock	Stock Options and SARs	Performance Stock Awards	Total
Tony Jensen Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$500,000	$—	$2,155,069	$3,718,340	$—	$6,373,409
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$2,150,000	$22,450	$3,592,274	$3,718,340	$1,317,825	$10,800,889
Stefan Wenger Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$235,000	$—	$1,254,027	$1,309,905	$—	$2,798,932
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$577,500	$22,450	$2,547,854	$1,309,905	$219,638	$4,677,347
Bruce C. Kirchhoff Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$252,000	$—	$768,302	$662,982	$—	$1,683,284
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$630,500	$22,450	$1,962,095	$662,982	$219,638	$3,497,665
William Heissenbuttel(1) Involuntary or Voluntary Termination	$—	$—	$—	$—	$—	$—
Involuntary Termination with Change of Control	$—	$—	$2,157,309	$731,225	$219,638	$3,108,172
William M. Zisch Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$246,000	$—	$154,161	$92,450	$—	$492,611
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$566,500	$22,450	$790,695	$92,450	$219,638	$1,691,733

(1)
Amounts shown for Mr. Heissenbuttel are based on acceleration benefits under the Company's LTIP that provides for acceleration of restricted stock, stock options, SARs and performance stock upon an "Involuntary Termination" after a "Corporate Transaction" as further described above.

 EQUITY COMPENSATION PLAN INFORMATION

                   The following table sets forth information concerning shares of common stock that are authorized and available for issuance under the Company's equity compensation plan as of June 30, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	525,015	(2)	$32.41	(3)	1,217,552
Equity compensation plans not approved by stockholders(4)	—		—		—
Total	525,015		$32.41		1,217,552

(1)
Represents the Company's 2004 Omnibus Long-Term Incentive Plan.

(2)
Includes 43,125 shares of common stock issuable upon the vesting of performance stock awards that vest upon the achievement of target performance objectives within five years of the grant.

(3)
Weighted-average exercise price does not take into account shares of common stock issuable upon vesting of performance stock awards, which do not have exercise prices.

(4)
The Company does not maintain equity compensation plans that have not been approved by its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership in the Company's equity securities to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from such persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were met for fiscal year 2011, and all transactions are reflected in this Proxy Statement.

AUDIT COMMITTEE AND RELATED MATTERS

                   The information contained in the following Audit Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

 Audit Committee Report

                   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2011, with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent registered public accountants for fiscal year 2011, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Company's Audit Committee concerning independence and the Audit Committee has discussed the independence of Ernst & Young LLP with the Company.

                   Based on the review and discussions with the Company's auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the United States Securities and Exchange Commission.

                   This Report has been submitted by the following members of the Audit Committee of the Board of Directors:

    James W. Stuckert, Chairman
    William Hayes
    Donald Worth

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                   The Audit Committee and the Board of Directors are seeking stockholder ratification of its appointment of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2012.

                   The ratification of the appointment of Ernst & Young LLP is being submitted to the stockholders because the Audit Committee and the Board of Directors believe this to be good corporate practice. Should the stockholders fail to ratify this appointment, the Audit Committee will review the matter.

                   Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the stockholders.

                   Fees for services rendered by Ernst & Young LLP and PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2011 and 2010, are as follows:

                   Audit Fees.    Fees paid to Ernst & Young LLP and PricewaterhouseCoopers LLP were $332,000 and $69,000, respectively, for the fiscal year ended June 30, 2011 and fees paid to PricewaterhouseCoopers LLP were $1,367,482 for the fiscal year ended June 30, 2010. Included in this category are fees associated with the audit of the Company's annual financial statements and review of quarterly statements, issuance of consents, comfort letter and procedures, and review of documents filed with the Securities and Exchange Commission. Audit fees also include fees associated with the audit of management's assessment and operating effectiveness of the Sarbanes Oxley Act, Section 404, internal control reporting requirements.

                   There were no audit fees paid to Ernst & Young LLP for the fiscal year ended June 30, 2010.

                   Audit-Related Fees.    There were no audit-related fees paid to Ernst & Young LLP or PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2011 and 2010.

                   Tax Fees.    Tax fees paid to Ernst & Young LLP for tax-related services were $831,334 and $1,521,174 for the fiscal years ended June 30, 2011 and 2010, respectively. There were no fees related to tax paid to PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2011 and 2010. During the past two fiscal years, Ernst & Young LLP has provided certain tax consulting services to the Company, including tax and financial due diligence services in connection with the Company's acquisition of International Royalty Corporation in February 2010.

                   All Other Fees.    There were no other fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2011 and 2010. Other fees paid to PricewaterhouseCoopers LLP were $0 and $6,000 for the fiscal year ended June 30, 2011 and 2010, respectively.

Pre-Approval Policies and Procedures

                   The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform such service. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve certain permitted services, provided that the Chairman reports any such decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the services described above for the Company's 2011 fiscal year.

Change in Principal Accountant

                   On August 26, 2010, the Company filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. On August 26, 2010, PricewaterhouseCoopers LLP completed its audit of the Company's consolidated financial statements as of and for the fiscal year ended June 30, 2010 and resigned as the Company's independent registered public accounting firm.

                   During the Company's fiscal years ended June 30, 2009 and 2010 and through August 26, 2010, there were no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

                   PricewaterhouseCoopers LLP's reports on the Company's financial statements for the fiscal years ended June 30, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                   During the Company's fiscal years ended June 30, 2009 and 2010 and through August 26, 2010, there have been no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K), except that management identified a material weakness in the Company's internal control over financial reporting related to the accounting for royalty revenue recognition for the fiscal year ended June 30, 2008, which resulted in the Company restating its financial statements for the fiscal year ended June 30, 2008. The material weakness has since been remediated.

                   The Company provided PricewaterhouseCoopers LLP with a copy of the above disclosure (included on the Company's Form 8-K/A filed on August 26, 2010) and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agrees with the statements contained above. PricewaterhouseCoopers LLP has provided the Company with a letter dated August 26, 2010, addressed to the SEC stating whether or not it agrees with the above statements, a copy of which was filed as Exhibit 16.1 to the Company's Form 8-K/A filed on August 26, 2010.

                   During the fiscal years ended June 30, 2009 and 2010 and through August 26, 2010, neither the Company nor anyone acting on behalf of the Company, consulted Ernst & Young LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required for Approval

                   The affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

PROPOSAL 3.

ADVISORY VOTE ON COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

                   In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:

                   RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

                   We are asking stockholders to approve an advisory resolution on compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a "Say on Pay" proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2011 executive compensation programs and policies and the compensation paid to the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

                   Although the vote on this proposal is advisory only, the Board and the Compensation, Nominating and Governance Committee will review and consider the voting results when evaluating our executive compensation program.

Vote Required for Approval

                   The affirmative vote of a majority of the voting power of the shares that are represented and entitled to vote at a meeting at which a quorum is present is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 4.

ADVISORY VOTE ON FREQUENCY OF
STOCKHOLDERS VOTES ON EXECUTIVE COMPENSATION

                   In accordance with Section 14A of the Securities Exchange Act of 2934, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board's recommendation. Although this vote on the frequency of future advisory votes on executive compensation is advisory only, the Board of Directors and the Compensation, Nominating and Governance Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering the frequency of the advisory vote. Because this frequency vote is advisory, the Board of Directors may decide it is in the best interests of the Company and the stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

OTHER MATTERS

                   The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

Stockholder Proposals

                   Stockholder proposals intended to be presented at the 2012 Annual Meeting of Stockholders and to be included in the Company's proxy materials for the 2012 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by June 10, 2012 if such proposals are to be considered timely and included in the proxy materials. The inclusion of any stockholder proposal in the proxy materials for the 2012 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

                   Stockholders may present proposals for the 2012 Annual Meeting that are proper subjects for consideration at the Annual Meeting even if the proposal is not submitted by the deadline for inclusion in the proxy materials. To do so, the proposal must be received not less than 90 days but no more than 120 days prior to November 16, 2012 (which is the first anniversary of the 2011 Annual Meeting of Stockholders). If the number of directors to be elected at the 2012 Annual Meeting is increased and there is no public announcement by the Company specifying the size of the increased Board at least 100 days before November 16, 2012 (which is the first anniversary of the 2011 Annual Meeting), the stockholder's notice with respect to nominees for any new positions created by such increase must be received not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

                   Proxies for the 2012 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by September 1, 2012.

BY ORDER OF THE BOARD OF DIRECTORS

Karen P. Gross
Vice President and Corporate Secretary

Denver, Colorado
October 7, 2011

                   Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2011. Requests for a copy of the Annual Report should be mailed, faxed, or sent via e-mail to Karen P. Gross, Vice President and Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or kgross@royalgold.com.

                   We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, these proxy materials or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may contact us at the following address:

Karen P. Gross
Vice President and Corporate Secretary
Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202-1132,
303-595-9385 (fax)
kgross@royalgold.com

                   Stockholders who hold shares in street name (as described on page 2) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

ROYAL GOLD, INC.
1660 WYNKOOP ST., SUITE 1000
DENVER, CO 80202-1132

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees		For	Against	Abstain

1a.	M. Craig Haase		☐	☐	☐

1b.	S. Oden Howell, Jr.		☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.			For	Against	Abstain

2.	PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2012.		☐	☐	☐

3	PROPOSAL to approve the advisory resolution relating to executive compensation.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

4.	ADVISORY vote on the frequency of executive compensation stockholder vote.	☐	☐	☐	☐

NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000115214_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, Annual Report is/are available at www.proxyvote.com.

ROYAL GOLD, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanley Dempsey and James Stuckert, or either of them, as attorneys, agents and proxies each with full power of substitution to vote, as designated below, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 22, 2011, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the “Meeting”) which will be held on November 16, 2011, at the Four Seasons Hotel, Aspen Room, 1111 Fourteenth Street, Denver, Colorado, at 9:30 a.m., Mountain Standard Time, or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3, and for a 1 Year Frequency on Proposal 4.

The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 7, 2011.

Continued and to be signed on reverse side

0000115214_2 R1.0.0.11699

RG Exchangeco Inc.

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123
SAMPLES STREET	Security Class
SAMPLETOWN SS X9X 9X9	EXCHANGEABLE SHARES

Holder Account Number

B1234567890 X X X

Intermediary

ABCD

Voting Instruction Form (“VIF”) - Annual Meeting of Stockholders of Royal Gold

REGISTERED SHAREHOLDERS

1.            We are sending you the enclosed proxy related materials that relate to an annual meeting of the stockholders of Royal gold, Inc. You are receiving these materials because you are a holder, or the intermediary identified above is a holder on your behalf, of exchangeable shares of RG Exchangeco Inc. and you are entitled to vote the exchangeable shares at the meeting. In order to vote, you must instruct Computershare Trust Company of Canada (the “Trustee”) to vote on your behalf by completing this VIF or attend the meeting in person.

2.            We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.           If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting or any adjournment or postponement thereof, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse). You may also appoint a designated agent or representative of Royal Gold, Inc. to act on your behalf at the meeting.

4.           This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.             If this VIF is not dated, it will be deemed to bear the date on which it is mailed by the Trustee to you.

6.           When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the exchangeable shares you hold, or that are held on your behalf, will not be voted.

7.            This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the meeting or any adjournment or postponement thereof.

8.             Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

9.             By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

10.       If you have any questions regarding the enclosed documents, please contact the representative who services your account.

11.       This VIF should be read in conjunction with the accompanying documentation provided by Management.

VIFs submitted must be received by 5:00 pm, Calgary, Alberta, Canada Time, on Thursday, November 10, 2011.

VIFs submitted must be received by 5:00 pm, Calgary, Alberta, Canada Time, on Thursday, November 10, 2011.

You must return this VIF by mail in the envelope provided to you to the following address:

Computershare Trust Company of Canada
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1

Voting by Internet or telephone are not available, and unless your VIF is received by the Trustee by the time and date stated above, the Exchangeable Shares you hold, or that are held on your behalf, will not be voted.

00UDPA	CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE	C1234567890

	XXX	123

Appointee(s) I/We being holder(s) of exchangeable shares (“Exchangeable Shares”) of RG Exchangeco Inc. hereby appoint: Computershare Trust Company of Canada (the “Trustee”)	OR	If you wish to attend in person or appoint: someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse).

As my/our appointee to attend, act and to vote in accordance with the following direction and on all other matters that may properly come before the Annual Meeting of Stockholders of Royal Gold, Inc. to be held at the Four Seasons Hotel, Aspen Room, 1111 - 14th Street, Denver, CO 80202 on Wednesday, November 16, 2011 at 9:30 a.m., Mountain Standard Time, and at any adjournment or postponement thereof. Management and directors of Royal Gold, Inc. are not currently aware of any other matters to be presented at the meeting.

VOTING RECOMMENDATIONS OF THE DIRECTORS OF ROYAL GOLD, INC. ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR, OR AGAINST, OR ABSTAIN, THE HOLDERS'S EXCHANGEABLE SHARES WILL NOT BE VOTED

	For	Against	Abstain

1. Election of Director

To elect M. Craig Haase director of the company to serve until the 2014 Annual Meeting of Stockholders or until his successor is elected and qualified.	☐	☐	☐

	For	Against	Abstain

2. Election of Director

To elect S. Oden Howell, Jr. as director of the company to serve until the 2014 Annual Meeting of Stockholders or until his successor is elected and qualified.	☐	☐	☐

	For	Against	Abstain

3. Appointment of Auditors

To ratify the appointment of Ernst & Young LLP as independent registered public accountants of the company for the fiscal year ending June 30, 2012.	☐	☐	☐

	For	Against	Abstain

4. Approval of 2011 Executive Compensation

To approve the advisory resolution relating to executive compensation.	☐	☐	☐

1 Year	2 Years	3 Years	Abstain

5. Determination of the Frequency of the Shareholder Vote on Executive Compensation

Advisory vote on the frequency of executive compensation stockholder vote. ☐	☐	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.
If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.

DD/MM/YY

999999999999	0 4 0 0 4 3	X X X X	A R 0	RXGQ

00UDQD